UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
UNITY BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

UNITY BANCORP INC

UNITY BANK
UNITY BANK

2023 PROXY

2

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

TO THE SHAREHOLDERS OF UNITY BANCORP, INC.

You are cordially invited to attend the Annual Meeting of Shareholders of Unity Bancorp, Inc.

DATE & TIME Thursday April 27, 2023 8:30 AM E.D.T.	LOCATION virtual meeting at meetnow.global/M2TQQQW

ITEMS OF BUSINESS

1.	The election of the four (4) nominees listed in the attached proxy statement to serve on the Board of Directors for the terms set forth therein for each nominee.
2.	The adoption of the Company’s 2023 Equity Compensation Plan.
3.	Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

Your cooperation is appreciated since a majority of the outstanding shares of Common Stock of the Company must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

Shareholders of record at the close of business on March 3, 2023, are entitled to notice of, and to vote at, the Annual Meeting. All shareholders are cordially invited to participate in the Annual Meeting which will be broadcast at meetnow.global/M2TQQQW.

We are distributing our proxy materials to our shareholders via the U.S. Securities and Exchange Commission "Notice and Access" rules. We believe this approach allows us to provide shareholders with a timely and convenient way to receive proxy materials and vote, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. A Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") will be mailed beginning on or about March 15, 2023, rather than paper copies of the Proxy Statement, the proxy card and our 2022 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2022. The Notice of Internet Availability contains instructions on how to access the proxy materials, vote and obtain, if desired, a paper copy of the proxy materials.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you expect to participate in the Annual Meeting virtually, after receiving the Notice of Internet Availability, please vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. You may vote via the Internet, by telephone, or by signing, dating and returning the proxy card that is mailed to those that request paper copies of the Proxy Statement and the other proxy materials. If you plan on participating in the Annual Meeting virtually, please retain the control number provided on your proxy card. You will need it to access the Annual Meeting as a registered shareholder.

You may revoke your proxy at any time prior to the exercise of the proxy by following the voting instructions included in the Notice of Internet Availability. The latest vote cast will control.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON April 27, 2023:

You may access the Annual Report, Proxy Statement and Proxy Card at the following website:

www.investorvote.com/UNTY

On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

Sincerely yours,

/s/ David D. Dallas

David D. Dallas
Chairman of the Board and Director

64 Old Highway 22

Clinton, New Jersey 08809

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 27, 2023

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Unity Bancorp, Inc. (the “Company”) of proxies to be voted at the Company’s 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 27, 2023, and at any postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 8:30 a.m. local time. The Annual Meeting will be broadcast at meetnow.global/M2TQQQW.

This proxy statement will first be available online on or about March 15, 2023.

PROXIES AND VOTING PROCEDURES

Who Can Vote?

You are entitled to vote at the Annual Meeting all shares of the Company’s Common Stock, no par value per share (the “Common Stock”), that you held as of the close of business on the record date. Each share of Common Stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

On the record date, March 3, 2023, there were 10,575,156 shares of Common Stock outstanding. In accordance with New Jersey law, a list of shareholders entitled to vote at the meeting will be made available upon request.

Who Is a Record Holder?

You may own Common Stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares of Common Stock are registered directly in your name, the Company is sending the Notice of Internet Availability directly to you. If the record holder of your shares of Common Stock is a nominee, you will receive proxy materials from such record holder.

How Do I Vote?

Record Holders:

Online. Please follow the instructions included in the Notice of Internet Availability.

By Participating in the Annual Meeting. If you participate in the Annual Meeting virtually, you can vote your shares of Common Stock by following the instructions available on the meeting website during the meeting. You will be required to sign into the meeting with the control number provided on your proxy card.

Completed Proxy Card. If you requested paper copies of the proxy materials, you may complete, date, sign and return the proxy card that is mailed to you.

Stock Held by Brokers, Banks and Nominees:

If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

If you plan to participate in the Annual Meeting virtually, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of Common Stock on March 3, 2023. Once received, request for registration should be labeled as “Legal Proxy” and directed to:

Computershare

Unity Bancorp, Inc. Legal Proxy

P.O Box 43001

Providence, RI 02940-3001

Requests should be submitted no later than April 17, 2023 by 5:00 p.m. E.D.T.

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to register and participate in the meeting virtually.

How Many Votes Are Required?

A quorum is required to transact business at the Annual Meeting. The Company will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares of Common Stock entitled to vote are present at the Annual Meeting, either in person or by proxy.

If a quorum is present, Directors will be elected by a plurality of votes cast at the Annual Meeting. Thus, a Director may be elected even if the Director receives the vote of less than a majority of the shares of Common Stock represented at the Annual Meeting. Approval of the adoption of the 2023 Equity Compensation Plan requires the vote of a majority of those shares voting at the Annual Meeting.

How Are Votes Counted?

All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with the instructions given. If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted “FOR” each of the proposals listed in the notice of meeting and as recommended by the Board of Directors on any other business to be conducted at the Annual Meeting. The Board is not aware of any other business to be conducted at the Annual Meeting.

Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. However, any shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter. Accordingly, marked abstentions and broker non-votes will have no effect on the outcome of a vote.

How Does the Board Recommend that I Vote My Shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

FOR the election of nominees for Director to serve on the Board of Directors; and

FOR the adoption of the Company’s 2023 Equity Compensation Plan.

How Can I Revoke My Proxy or Change My Vote?

You can revoke your proxy at any time before it is exercised by following the voting instructions included in the Notice of Internet Availability.  You may also participate in the virtual shareholders’ meeting and vote online during the meeting.  You may also submit a completed and executed proxy card.  The latest vote cast will control.

Who Will Pay the Expenses of Proxy Distribution?

The Company will pay the expenses of the preparation of proxy materials and the solicitation of proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail, facsimile or other electronic means. In accordance with the regulations of the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority (“FINRA”), the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Common Stock.

PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with the Certificate of Incorporation and the Bylaws of the Company, the Board of Directors must consist of not less than one (1) and not more than sixteen (16) Directors. The Board of Directors of the Company currently has ten (10) members. The Board of Directors is divided into three classes.

Four (4) Directors will be elected at this Annual Meeting to serve for three-year terms expiring at the Company’s Annual Meeting in 2026 and until their successors are duly elected and qualified. All nominees are current members of the Company’s Board of Directors.

The following tables set forth, as of the record date, the names of the nominees and the names of those Directors whose terms continue beyond the Annual Meeting, their ages, a brief description of their recent business experience, including present occupations and employment, certain Directorships held by each, the year in which each became a Director of the Company and the year in which their terms (or in the case of the nominees, their proposed terms) as Director of the Company expire.

The persons named as proxy will vote your proxy “FOR” the election of each of the nominees named below unless you indicate that your vote should be withheld. If elected, each nominee will continue in office until their successor has been duly elected and qualified, or until the earliest of death, resignation, retirement or removal. Each of the nominees has indicated to the Company that he or she will serve if elected. The Company does not anticipate that any of the nominees will be unable to stand for election, but if that happens, your proxy will be voted in favor of another person nominated by the Board.

The Board of Directors has nominated and recommends a vote “FOR” the election of Wayne Courtright, David D. Dallas, Robert H. Dallas and Peter E. Maricondo.

Nominees for 2023 Annual Meeting

Name, Age and Position		Director	Term
with Company (1)	Principal Occupation During Past Five Years	Since (2)	Expires
Wayne Courtright, 75 Director	Retired, Former Bank Executive Officer and Consultant	2004	2026
David D. Dallas (3), 69 Chairman	Chairman of the Company and the Bank; Chief Executive Officer of Dallas Group of America, Inc. (Chemicals)	1991	2026
Robert H. Dallas, II (3), 76 Director	President of Dallas Group of America, Inc. (Chemicals)	1991	2026
Peter E. Maricondo, 76 Director	Retired, Former Financial Consultant	2004	2026

(1)	Each Director of the Company is also a Director of the Bank.
(2)	Includes prior service on the Board of Directors of the Bank.
(3)	David D. Dallas and Robert H. Dallas, II are brothers.

Directors of the Company Whose Terms Continued Beyond this Annual Meeting

Name, Age and Position		Director	Term
with Company (1)	Principal Occupation During Past Five Years	Since (2)	Expires
Dr. Mark S. Brody, 70 Director	Managing Member Financial Planning Analysts, LLC; Vice President of Planned Financial Programs, Inc.	2002	2024
Raj Patel, 68 Director	CEO of Millennium Hotel Group (Hotel); CEO of 2602 Deerfield LLC (Real Estate)	2007	2024
Donald E. Souders, Jr., 57 Director	Attorney/Partner Florio Perrucci Steinhardt Cappelli Tipton & Taylor LLC	2007	2024
Dr. Mary E. Gross, 62 Director	Founder, Human Edge Resources, LLC (Human Resource Consulting)	2009	2025
James A. Hughes, 64 President, CEO and Director	President and CEO of the Company and the Bank	2002	2025
Aaron Tucker, 60 Director	President and CEO, Tucker Enterprises; Real Estate Builder and Investor	2014	2025

(1)	Each Director of the Company is also a Director of the Bank.
(2)	Includes prior service on the Board of Directors of the Bank.

Director Qualifications

Dr. Mark S. Brody:  Dr. Mark S. Brody has been a Director of the Company and the Bank since 2002. Dr. Brody is also the Vice President of Planned Financial Programs, Inc. and Managing Member, Financial Planning Analysts, LLC. Dr. Brody has extensive experience in the financial markets, and is a prominent businessman in NJ and NY, having many contacts to generate new business for the Company. Additionally, Dr. Brody is considered to be an Audit Committee financial expert as such term is defined by SEC regulations.

Wayne Courtright:  Wayne Courtright has been a Director of the Company and the Bank since 2004. Mr. Courtright is a retired banker, who has served in the capacity of Executive Vice President, Chief Lending and Chief Credit Officer and as a Director at several institutions. Mr. Courtright is considered to be an Audit Committee financial expert as such term is defined by SEC regulations. Mr. Courtright is a prominent businessman in NJ and has many contacts to generate new business for the Company.

David D. Dallas:  David D. Dallas is a founding member of the Bank and currently serves as Chairman of the Company and Bank. Mr. Dallas is the CEO of The Dallas Group of America. Inc., a specialty chemical manufacturing business headquartered in Whitehouse, NJ, which serves a global industrial and foodservice customer base. For over 40 years, Mr. Dallas has extensive experience in real estate through investing and developing commercial and residential properties throughout the NJ and PA markets served by the Company. Mr. Dallas is an active member of the Franklin Township Land Use Board having served for more than 15 years and currently serves as a trustee of Kinnelon Heritage Conservation Society, Inc. located in Kinnelon, NJ and Centenary University located in Hackettstown, NJ. Mr. Dallas has served as a Director of the Bank since 1991 and the Company since it was formed.

Robert H. Dallas, II:  Robert H. Dallas, II is a founding member of the Bank and has served as a Director of the Bank since 1991 and the Company since it was formed. Mr. Dallas is the President of The Dallas Group of America. Inc., a specialty chemical manufacturing business headquartered in Whitehouse, NJ, which serves a global industrial and foodservice customer base. For over 40 years, Mr. Dallas has extensive experience in real estate through investing and developing commercial and residential properties throughout the NJ and PA markets served by the Company.

Dr. Mary E. Gross:  Dr. Mary E. Gross has been a Director of the Bank since 2009 and a Director of the Company since 2011. Dr. Gross is the founder of Human Edge Resources, LLC. Dr. Gross holds a PsyD in Organizational Psychology from Rutgers, an MBA with honors from The Wharton School of the University of Pennsylvania and a BS in Accounting from the University of Maryland. Dr. Gross is considered to be an Audit Committee financial expert as such term is defined by SEC regulations. Her experience in human resources and financial services assists the Board in its oversight of the Company’s operations.

James A. Hughes:  James A. Hughes has been a Director of the Company and the Bank since 2002. Mr. Hughes has a Bachelor’s degree in Accounting from Mount St. Mary’s, a Master’s degree in Business Administration from Seton Hall University and is a Certified Public Accountant. The Board believes that it is important that Mr. Hughes, as the senior managing officer of the Company and the Bank, participate in all Board deliberations and decisions.

Peter E. Maricondo:  Peter E. Maricondo has been a Director of the Company and the Bank since 2004. Mr. Maricondo is a retired financial consultant. Prior to this, Mr. Maricondo served as the Vice President/Corporate Controller at GPU, Inc. and the Vice President/Corporate Controller at NUI Corporation. He also worked in public accounting as a Certified Public Accountant with an international accounting firm. Mr. Maricondo holds an MBA degree in Accounting from Seton Hall University and is considered to be an Audit Committee financial expert as such term is defined by SEC regulations.

Raj Patel:  Raj Patel has been a Director of the Company since 2008 and a Director of the Bank since 2007. Mr. Patel is currently serving as CEO of Millennium Hotel Group (Hotel), CEO of 2602 Deerfield LLC (Real Estate), and partial owner of the Bergen County Medical Adult Day Care Center (Healthcare). Mr. Patel holds a Bachelor’s degree in Engineering from SP University in India. Mr. Patel is a licensed NJ Realtor and prominent businessman in NJ and has many contacts to generate new business for the Company.

Donald E. Souders, Jr.:  Donald E. Souders, Jr., has been a Director of the Bank since 2007 and of the Company since 2014. Mr. Souders is a practicing attorney and partner in the law firm of Florio Perrucci Steinhardt Cappelli Tipton & Taylor LLC, with offices in NJ and PA. Mr. Souders is a prominent attorney practicing in NJ and PA and has many contacts to generate new business for the Company. In addition, his experience as an attorney provides the Board with a critical point of view on many issues considered by the Board.

Aaron Tucker:  Aaron Tucker has been a Director of the Bank since 2014 and the Company since 2015. Mr. Tucker holds a Bachelor of Science degree in Business Administration from Northeastern University. Mr. Tucker is the President and

CEO of Tucker Enterprises and has extensive experience as a Real Estate Developer. He has been a NJ State Licensed Builder since 1987. Mr. Tucker is a former member of the Millburn Township Zoning Board of Adjustment. Mr. Tucker is a prominent businessman in NJ and has many contacts to generate new business for the Company.

GOVERNANCE OF THE COMPANY

Meetings of the Board of Directors and Committee Meetings

During the fiscal year ended December 31, 2022, the Board of Directors of the Company held twelve (12) meetings, and no Director attended fewer than 75% of the aggregate of (i) the meetings of the Board of Directors, and (ii) meetings of the Committees of the Board of Directors on which such Director served. The Company’s policy is to require all Directors to attend Annual Meetings of Shareholders absent extenuating circumstances. All of the Company’s Directors participated in the Company’s 2022 Annual Meeting of Shareholders.

The Board of Directors has the following five (5) standing committees:  Audit, Human Resources (“HR”)/Compensation, Executive Loan, Corporate Governance and Nominating, and Risk Management. The following table represents the membership on each committee as of the date of this Proxy statement:

		Human		Corporate
		Resources/		Governance and	Risk
Name	Audit	Compensation	Executive Loan	Nominating	Management
Dr. Mark S. Brody	Member	Chair			Member
Wayne Courtright	Member		Chair		Member
David D. Dallas	Member		Member		Chair
Robert H. Dallas, II			Member	Member	Member
Dr. Mary E. Gross	Member			Chair	Member
Peter E. Maricondo	Chair	Member			Member
Raj Patel		Member	Member		Member
Donald E. Souders, Jr.		Member		Member	Member
Aaron Tucker			Member	Member	Member

Diversity

Diversity in knowledge, skills and experience is considered by the Board of Directors when evaluating nominees. From time to time, the Corporate Governance and Nominating Committee may develop specific additional selection criteria for Board membership, taking into consideration current Board composition and ensuring that the appropriate knowledge, skills and experience are represented.

The following table represents the self-identified gender and ethnicity of the Board as of the date of this Proxy statement. For reoccurring directors, no changes were made since last reported as of March 15, 2022:

BOARD DIVERSITY MATRIX AS OF 3/10/2023
Board Size
Total Number of Directors	10

Part I: Gender Identity	Female	Male	Non-Binary	Undisclosed
	1	9	-	-

Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	8	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Undisclosed	-	-	-	-

Board Leadership

Historically, the Company has separated the positions of CEO and Board Chairman, with the Board Chairman’s position being filled by a non-employee member of the Board. The Board believes that this structure has been the most appropriate for the Company because it provides the Board with an additional diversity of views on managing the Company and provides the Board with greater independent leadership.

Director Independence

The Board of Directors has determined that all Directors of the Company were “independent” within the meaning of the NASDAQ’s listing standards during 2022, other than Mr. Hughes who is the President and CEO of the Company. In addition, members of the Audit and HR/Compensation committees meet the heightened independence standards applicable to those committees under SEC regulations. In reviewing the independence of these Directors, the Board considered that all Directors engaged in ordinary course banking transactions with the Bank, including loans, if any, that were made in accordance with Federal Reserve Regulation O.

No Director of the Company is also a Director of any other company registered pursuant to Sections 12 or 15(d) of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

Risk Oversight

Risk is an inherent part of the business of banking. Risks faced by the Bank include credit risk relating to its loans, securities and certain off-balance sheet commitments, interest rate risk related to its entire balance sheet, and liquidity risk. The Board of Directors oversees these risks through the adoption of policies and by delegating oversight to certain Board committees, including the Executive Loan and Risk Management Committees.

Audit Committee

The Company maintains an Audit Committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, which consisted of Chairman Peter E. Maricondo, and Directors Wayne Courtright, David D. Dallas, Mary E. Gross, and Aaron Tucker during the fiscal year ended December 31, 2022. The Audit Committee met seven (7) times in 2022. All Directors who serve on the Audit Committee are “independent” under the heightened NASDAQ listing standards and the SEC’s rules applicable to audit committees. The Board has determined that Chairman Peter E. Maricondo, and Directors Wayne Courtright and Mary E. Gross are considered “Audit Committee financial experts” as defined in Item 401(h) of the SEC’s Regulation S-K.

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Board has adopted a written charter setting forth the functions of the Audit Committee. The functions of the Audit Committee are to: (i) monitor the integrity of the Company’s financial reporting process and systems of internal controls; (ii) monitor the independence and performance of the Company’s external audit and internal auditing functions and determine the engagement of the external and internal auditors; (iii) provide avenues of communication among the external and internal auditors and the Board of Directors; (iv) review and monitor compliance with the Company’s policies, procedures, and practices. The Audit Committee reviews this charter annually in order to assure compliance with current SEC and NASDAQ rule-making and to assure that the Audit Committee’s functions and procedures are appropriately defined and implemented. A copy of the Company’s Audit Committee charter is available on its website at www.unitybank.com.

The Audit Committee also reviews and evaluates the recommendations of the Company’s independent certified public accountant, receives all reports of examination of the Company and the Bank by regulatory agencies, analyzes such regulatory reports, and informs the Board of the results of their analysis of the regulatory reports. In addition, the Audit Committee receives reports directly from the Company’s internal auditors and recommends any action to be taken in connection therewith.

Human Resources (“HR”)/Compensation Committee

The HR/Compensation Committee consisted of Chairman Mark S. Brody and Directors Peter E. Maricondo, Raj Patel, and Donald E. Souders, Jr. during the fiscal year ended December 31, 2022. The HR/Compensation Committee met three (3) times in 2022. As of the date hereof, each member is considered to be “independent” for purposes of NASDAQ Compensation Committee standards.

The HR/Compensation Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities with respect to human resources issues, policies relating to human resources and compensation of employees, including executive compensation. The HR/Compensation Committee performs functions that include monitoring human resources and compensation issues and practices, both internally and in the marketplace, conducting surveys and studies as to these issues, keeping abreast of current developments in the relevant fields, developing compensation ranges/grades, human resources policies, and employment manual updates. Based on the results of its activities, the HR/Compensation Committee sets the compensation for executive officers and for the members of the Company’s Board. The HR/Compensation Committee does not delegate its authority regarding compensation. Currently, no consultants are engaged or used by the HR/Compensation Committee for purposes of determining or recommending compensation levels.

The Board of Directors has adopted a written charter for the HR/Compensation Committee which is available on the Company’s website at www.unitybank.com.

HR/Compensation Committee Interlocks and Insider Participation

There are no HR/Compensation Committee “interlocks”, as defined in applicable SEC regulations. This means that no executive officer of the Company or the Bank served as a director or member of the Compensation Committee of another entity where one of their executive officers served as a member of the Company’s HR/Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consisted of Chair Mary E. Gross and Directors Robert H. Dallas, II, Donald E. Souders, Jr., and Aaron Tucker during the fiscal year ended December 31, 2022. The Corporate Governance and Nominating Committee met three (3) times in 2022. In accordance with the marketplace rules of the Nasdaq Global Market, the Corporate Governance and Nominating Committee is currently, and was during 2022, composed entirely of independent non-management members of the Board of Directors. The committee operates under a written charter approved by the Board. A copy of the charter is available on the Company’s website at www.unitybank.com.

The Corporate Governance and Nominating Committee’s responsibilities include:

●	Developing and recommending to the Board a set of corporate governance principles applicable to the Company and fulfilling the duties of the Committee as specified in such governance principles. These guidelines are available on the Company’s website at www.unitybank.com;
●	Assisting the Board in determining the size and composition of the Board of Directors and its Committees;
●	Assisting the Board in identifying qualified individuals to be considered for nomination by the Board for election as directors at any meeting of shareholders, including considering proposals made by shareholders and others to nominate specific individuals to the Board of Directors;
●	Overseeing the annual evaluation of the Board.

The Corporate Governance and Nominating Committee carefully considers all candidates for Director that are recommended by the Company’s shareholders and will not evaluate such candidate recommendations any differently from the way it evaluates candidates recommended by the Corporate Governance and Nominating Committee. In its evaluation of each proposed candidate, the Corporate Governance and Nominating Committee considers many factors including, without limitation, the individual’s experience, character, demonstrations of judgment and ability, and financial and other special expertise. The Corporate Governance and Nominating Committee is also authorized to obtain the assistance of an independent third party to complete the process of finding, evaluating and selecting suitable candidates for Director. Please see the “Other Matters” section of this document for details regarding shareholder recommendation and proposal requirements.

Communications with the Board of Directors

The Company encourages shareholder communications with the Board of Directors. All such communications should be directed to the Chief Executive Officer of the Company, who will circulate them to the other members of the Board. The Board does not screen shareholder communications through management.

Code of Ethics

The Company has adopted a Code of Ethics in accordance with SEC regulations, which applies to the Company’s Chief Executive Officer, Chief Financial Officer, and to all other officers, employees, and the Board of Directors. The Code of Ethics addresses responsibilities regarding recognizing and avoiding situations which may be in conflict with or prejudicial to the interest of the Company or appear to cause a conflict of interest. Our Code of Ethics is available in the Investor Relations section of the Company’s website located at www.unitybank.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022, was RSM US LLP. Representatives of RSM US LLP are expected to participate in the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Fees Paid to the Company’s Independent Registered Public Accounting Firm for the Fiscal Years 2022 and 2021

	2022	2021
Audit fees (1)	$387,000	$288,900
Audit related fees (2)	33,500	60,375
Total	$420,500	$349,275

(1)	Includes those fees required for reporting on the Company’s consolidated financial statements.
(2)	Includes fees related to BSA Audit and audit procedures relating to the U.S. Department of Housing and Urban Development (HUD) reporting requirements.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent external auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent external auditors. Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is limited as to the particular service or category of services and is subject to a specific budget. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee has approved an exception to this pre-approval policy, allowing Management to engage the Company’s independent auditor to provide permissible non-audit services, provided that the total cost of such services, in the aggregate, does not exceed $10,000 in any year. Management will then report the engagement to the Audit Committee at its next meeting. All audit services provided by RSM US LLP to the Company for the fiscal years ended 2022 and 2021 were approved by the Audit Committee. There were no permissible non-audit services provided by RSM US LLP for the fiscal years ended 2022 and 2021.

Report of the Audit Committee

The Audit Committee meets at least four (4) times per year to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting. The Audit Committee meets with RSM US LLP, the Company’s independent registered public accounting firm and the Company’s internal auditors, who have unrestricted access to the Audit Committee.

Management of the Company has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent registered public accounting firm audits internal controls and the financial statements prepared by Management, expresses an opinion as to whether those financial statements fairly represent the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discusses with the Audit Committee any issues they believe should be raised with the Committee.

In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and RSM US LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with RSM US LLP the matters required to be discussed by PCAOB Auditing Standards No. 16, Communications with Audit Committees. The Audit Committee also received the written disclosures and letters from RSM US LLP that are required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committee Concerning Independence and have discussed such independence with representatives of RSM US LLP.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the U.S. Securities and Exchange Commission.

Peter E. Maricondo, Chairman

Wayne Courtright

David D. Dallas

Dr. Mary E. Gross

Dr. Mark S. Brody

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2023, certain information concerning the ownership of shares of Common Stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer described in this Proxy Statement under the caption “Executive Compensation,” and (iv) all Directors and Executive Officers of the Company as a group.

	Number of Shares
Name and Position with Company (1)	Beneficially Owned (2)		Percent of Class
Dr. Mark S. Brody, Director	381,786	(3)	3.60%
Wayne Courtright, Director	137,278	(4)	1.29%
David D. Dallas, Chairman	1,791,979	(5)	16.90%
Robert H. Dallas, II, Director	1,790,645	(6)	16.89%
Dr. Mary E. Gross, Director	35,693	(7)	0.34%
Peter E. Maricondo, Director	64,039	(8)	0.60%
Raj Patel, Director	61,158	(9)	0.58%
Donald E. Souders, Jr., Director	18,840	(10)	0.18%
Aaron Tucker, Director	78,386	(11)	0.74%
James A. Hughes, President and Director	261,757	(12)	2.45%
Janice Bolomey, Exec. V.P. and Chief Administrative Officer	93,707	(13)	0.88%
John J. Kauchak, Exec. V.P. and Chief Operating Officer	125,239	(14)	1.18%
George Boyan, Exec. V.P. and Chief Financial Officer	22,928	(15)	0.22%
Vincent Geraci, 1st SVP and Director of Mortgage Lending	15,931	(16)	0.15%
Directors and Executive Officers of the Company as a Group (14 persons)	3,132,736	(17)	28.62%
5% Shareholders: (1)
Banc Funds Company LLC	950,967	(18)	9.00%

(1)	The address for Banc Funds Company LLC is 20 North Wacker Drive, Suite 3300, Chicago, IL 60606-3105. The address for all other listed persons is c/o Unity Bank, 64 Old Highway 22, Clinton, NJ 08809.
(2)	Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within sixty (60) days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.
(3)	Includes 22,160 shares in Dr. Brody’s own name, 33,592 shares held jointly with his spouse, and 21,467 shares issuable upon the exercise of immediately exercisable options. Also includes 40,102 shares registered to Financial Planning Analysts and owned by Dr. Brody; 13,000 shares in an SEP-IRA account in his own name; and 247,465 shares held in a master account at Financial Planning Analysts over which Dr. Brody has no voting authority but has dispositive power. Also includes a total of 4,000 shares of Restricted Stock (see number 19 below for grant details).
(4)	Includes 66,336 shares in Mr. Courtright’s own name, 45,000 shares in an IRA in his own name, and 21,467 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 4,475 shares of Restricted Stock (see number 20 below for grant details).

(5)	Includes 24,169 shares in Mr. David Dallas’ own name and 16,000 shares issuable upon the exercise of immediately exercisable options. Shares also disclosed as beneficially owned by Mr. Dallas include 1,746,630 shares held by Dallas Financial Holdings, LLC., which are also disclosed as beneficially owned by Mr. Robert H. Dallas II. Also includes a total of 4,475 shares of Restricted Stock (see number 20 below for grant details) and 705 shares issued through its Dividend Reinvestment Plan.
(6)	Includes 23,378 shares in Mr. Robert Dallas’ own name and 15,967 shares issuable upon the exercise of immediately exercisable options. Shares also disclosed as beneficially owned by Mr. Dallas include 1,746,630 shares held by Dallas Financial Holdings, LLC., which are also disclosed as beneficially owned by Mr. David D. Dallas. Also includes a total of 4,000 shares of Restricted Stock (see number 19 below for grant details) and 670 shares issued through its Dividend Reinvestment Plan.
(7)	Includes 15,751 shares in Dr. Gross’ own name and 15,467 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 4,475 shares of Restricted Stock (see number 20 below for grant details).
(8)	Includes 38,097 shares in Mr. Maricondo’s own name and 21,467 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 4,475 shares of Restricted Stock (see number 20 below for grant details).
(9)	Includes 39,991 shares in Mr. Patel’s own name and 17,167 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 4,000 shares of Restricted Stock (see number 19 below for grant details).
(10)	Includes 14,365 shares in Mr. Souders’ own name. Also includes a total of 4,475 shares of Restricted Stock (see number 20 below for grant details).
(11)	Includes 53,019 shares in Mr. Aaron Tuckers’ own name and 21,367 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 4,000 shares of Restricted Stock (see number 19 below for grant details).
(12)	Includes 113,742 shares in Mr. Hughes’ own name, 9,382 shares held in his 401(k), and 98,934 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 38,875 shares of Restricted Stock (see number 21 below for grant details) and 824 shares issued through a Dividend Reinvestment Plan.
(13)	Includes 27,665 shares in Ms. Bolomey’s own name and 51,667 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 14,375 shares of Restricted Stock (see number 22 below for grant details).
(14)	Includes 59,197 shares in Mr. Kauchak’s own name and 51,667 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 14,375 shares of Restricted Stock (see number 22 below for grant details).
(15)	Includes 3,031 shares in Mr. Boyan’s own name. Also includes a total of 19,500 shares of Restricted Stock (see number 23 below for grant details) and 397 shares issued through a Dividend Reinvestment Plan.
(16)	Includes 2,169 shares in Mr. Geraci’s own name and 7,200 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 6,562 shares of Restricted Stock (see number 24 below for grant details).
(17)	Includes shares issuable upon the exercise of immediately exercisable options as described in the preceding notes.
(18)	All information regarding the number of shares beneficially owned and the percent of ownership by Banc Funds Company LLC, was obtained from the 13G filed with the U.S. Securities and Exchange Commission on February 7, 2023.
(19)	The details of the restricted stock grants for all Directors holding 4,000 shares of Restricted Stock as of February 3, 2023, are as follows:

●	500 shares remaining unvested of an original grant of 1,000 shares granted on January 4, 2021, which vest in 250 share increments over four (4) years commencing January 4, 2022; and
●	1,500 shares remaining unvested of an original grant of 2,000 shares granted on January 3, 2022, which vest in 500 share increments over four (4) years commencing January 2, 2023; and
●	2,000 shares granted on January 3, 2023, which vest in 500 share increments over four (4) years commencing January 3, 2024.

(20)	The details of the restricted stock grants for all Directors holding 4,475 shares of Restricted Stock as of February 3, 2023, are as follows:
●	600 shares remaining unvested of an original grant of 1,200 shares granted on January 4, 2021, which vest in 300 share increments over four (4) years commencing January 4, 2022; and
●	1,875 shares remaining unvested of an original grant of 2,500 shares granted on January 2, 2022, which vest in 625 share increments over four (4) years commencing January 3, 2023; and
●	2,000 shares granted on January 3, 2022, which vest in 500 share increments over four (4) years commencing January 3, 2024.

(21)	The details of the restricted stock grants for all Executives holding 38,875 shares of Restricted Stock as of February 2, 2023, are as follows:
●	2,500 shares remaining unvested of an original grant of 10,000 shares granted on March 12, 2019, which vest in 2,500 share increments over four (4) years commencing March 12, 2020; and
●	1,875 shares remaining unvested of an original grant of 7,500 shares granted on August 22, 2019, which vest in 1,875 share increments over four (4) years commencing August 22, 2020; and
●	3,000 shares remaining unvested of an original grant of 6,000 shares granted on March 16, 2020, which vest in 1,500 share increments over four (4) years commencing March 16, 2021; and
●	7,500 shares remaining unvested of an original grant of 10,000 shares granted on March 25, 2021, which vest in 2,500 share increments over four (4) years commencing March 25, 2022; and
●	6,000 shares remaining unvested of an original grant of 8,000 shares granted on August 31, 2021, which vest in 1,500 share increments over four (4) years commencing August 31, 2022; and
●	18,000 shares granted on March 16, 2022, which vest in 4,500 share increments over four (4) years commencing March 16, 2023.

(22)	The details of the restricted stock grants for all Executives holding 14,375 shares of Restricted Stock as of February 3, 2023, are as follows:
●	1,000 shares remaining unvested of an original grant of 4,000 shares granted on March 12, 2019, which vest in 1,000 share increments over four (4) years commencing March 12, 2020; and
●	2,000 shares remaining unvested of an original grant of 4,000 shares granted on March 16, 2020, which vest in 1,000 share increments over four (4) years commencing March 16, 2021; and
●	3,375 shares remaining unvested of an original grant of 4,500 shares granted on March 25, 2021, which vest in 1,125 share increments over four (4) years commencing March 25, 2022; and
●	8,000 shares granted on March 16, 2022, which vest in 2,000 share increments over four (4) years commencing March 16, 2023.

(23)	The details of the restricted stock grants for all Executives holding 19,500 shares of Restricted Stock as of February 3, 2023, are as follows:
●	7,500 shares remaining unvested of an original grant of 10,000 shares granted on April 5, 2021, which vest in 2,500 share increments over four (4) years commencing April 5, 2022; and
●	12,000 shares granted on March 16, 2022, which vest in 3,000 share increments over four (4) years commencing March 16, 2023.
(24)	The details of the restricted stock grants for all Executives holding 6,562 shares of Restricted Stock as of February 3, 2023, are as follows:
●	375 shares remaining unvested of an original grant of 1,500 shares granted on December 6, 2019, which vest in 375 share increments over four (4) years commencing December 6, 2020; and
●	750 shares remaining unvested of an original grant of 1,500 shares granted on December 11, 2020, which vest in 375 share increments over four (4) years commencing December 11, 2021; and
●	2,437 shares remaining unvested of an original grant of 3,250 shares granted on December 10, 2021, which vest in 813 share increments over four (4) years commencing December 10, 2022; and
●	3,000 shares granted on December 9, 2022, which vest in 750 share increments over four (4) years commencing December 9, 2023.

None of the shares disclosed on the table above are pledged as security for any extension of credit.

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

The Human Resources/Compensation Committee (the “Committee”) and the Company are both committed to a pay-for-performance philosophy. This Compensation Discussion and Analysis (CD&A) provides information about the strategies and policies developed to ensure that executive compensation is strongly correlated with the Company’s overall performance and the individual performance of our executives.

Our Named Executive Officers (NEO’s) for 2022 were:

Name (1)	Title
James A. Hughes	President and Chief Executive Officer
George Boyan	Executive Vice President and Chief Financial Officer
Janice Bolomey	Executive Vice President and Chief Administrative Officer
John J. Kauchak	Executive Vice President and Chief Operating Officer
Vincent Geraci	First Senior Vice President and Director of Mortgage Lending

1)	Mr. Geraci is considered a NEO as defined under SEC rules; however, his compensation is not structured as discussed in the following CD&A. Mr. Geraci’s cash bonus is discretionary.

Executive Summary

Both the KBW NASDAQ Bank Index and NASDAQ Composite Index saw a significant decline in shareholder return in 2022. During that time the Company was able to increase shareholder return by 5.75%. The Company continues to outperform the KBW NASDAQ Bank Index.

	Fiscal Year Ending
	12/31/2016	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/31/2022
Unity Bancorp, Inc.	100.00	127.43	135.58	149.55	118.88	180.57	190.96
KBW NASDAQ Bank Index	100.00	118.59	97.59	132.84	119.15	164.83	129.56
NASDAQ Composite Index	100.00	129.73	126.08	172.41	250.08	305.63	206.23

Business Results

Fiscal year 2022 represented another successful year for the Company. We grew our loan portfolio and increased our net interest income. Our capital ratios remained strong as we remain well positioned for increased long-term growth and profitability. During 2022, we accomplished the following:

●	Net income before tax increased 6.8 percent to $51.4 million from $48.1 million in the prior year.
●	Net interest income increased $13.1 million or 17.0 percent to $90.1 million from $77.0 million in the prior year, due to growth in commercial loans, residential mortgage loans, and residential construction loans.
●	Net interest margin increased 24 basis points to 4.40 percent compared to 4.16 percent in the prior year.
●	Total gross loans increased $457.1 million, or 27.7 percent from the prior year. The increase was driven by a

47.8 percent increase in residential mortgage loans, a 35.6 percent increase in residential construction loans, and a 27.5 percent increase in commercial loans.

Our Compensation Approach

Our long range mission is to produce value for our shareholders by providing outstanding service and responsiveness to the markets and customers we serve. These goals are reflected in the Company’s compensation programs for its executive officers by:

●	Ensuring that our NEO’s maintain and hold a significant equity interest in the Company by making option and restricted stock grants a significant part of the total compensation mix, thereby further aligning management interests with those of our shareholders;
●	Creating balanced incentives that do not encourage NEOs to expose the Company to inappropriate risks by providing excessive compensation that could lead to material loss;
●	Providing a market competitive overall compensation package so that the Company may attract, retain and reward highly qualified, motivated and productive executives; and
●	Rewarding individuals of greatest responsibility and achievement within a framework that is internally equitable.

Performance-Based Compensation

Pay-for-performance is a key objective of our executive compensation program. A significant portion of our compensation program focuses on performance-based pay that rewards our achievements on an annual basis and our ability to deliver long- term value to our stockholders. We have a balanced approach to total compensation that includes a mix of base/fixed pay and variable/performance-based pay.

Compensation Design Principles and Governance Best Practices

The design principles of our executive compensation programs are intended to protect and promote the interests of our shareholders. Below we summarize certain practices we have implemented to drive performance and those we have not implemented because we do not believe they would serve our stockholder’s long-term interests.

What We Do:

●	Pay for Performance - We provide a significant portion of pay based on performance.
●	Sound Risk Management - We discourage excessive risk taking and have designed our incentive plans with appropriate risk-mitigating features.
●	Claw back - We have adopted a claw back policy requiring the return of incentive compensation in the event of a financial restatement.
●	Double-Trigger Change-in-Control (CIC) - CIC benefits pursuant to employment or change in control agreements are only paid upon a termination event following a CIC.
●	Pay in Arrears - Our Directors' and Executives' incentive compensation is paid in arrears. For example, incentive compensation earned for fiscal year 2021 was paid in 2022.

What We Don’t Do:

●	Tax Gross-Ups - We do not provide excise tax gross-ups on benefits or in change-in-control agreements.
●	Stock Option Repricing - Our equity plan does not permit repricing of stock options that are out-of-the-money.

Executive Compensation Objectives and Policies

We use our executive compensation programs to align the interests of executive officers with our shareholders. Our programs are designed to attract, retain and motivate leadership to support our growth and sustain our competitive advantage. Potential compensation is aligned with the competitive market and actual cash compensation is designed to vary dependent on performance. We utilize a balance of fixed and variable pay components and cash and equity to determine our pay. Our compensation program is designed to support our business strategies, align pay with our performance and reinforce sound compensation governance to mitigate excessive risk taking. The table below gives an overview of the compensation components used in our program and matches each with one or more of the objectives described above.

Compensation Component	Purpose/Objective
Base Salary	• Provides a competitive level of fixed income based on role, experience and individual performance
Annual Incentive Plan	• Motivates and rewards executives for performance on key financial, operational and individual objectives in support of our annual business plan and broader corporate strategies
• Rewards vary based on performance
Equity Awards	• Aligns executives’ interests with those of shareholders through equity-based compensation
• Rewards executives’ for long-term shareholder value creation
• Encourages retention through multiple year vesting
Other Benefits	• Provides a base level of competitive compensation for executive talent
Employment Agreements/	• Provides employment security to key executives
Severance & CIC Agreements	• Focuses executives on company performance and transactions that are in the best interests of shareholders, regardless of the impact such transactions may have on the executive’s employment
Retirement Benefits

• The Supplemental Executive Retirement Plan (the “SERP”) provides long term compensation for our CEO while its vesting provisions help ensure that the Company will continue to receive the benefit of his service

• The Executive Incentive Retirement Plan (the “EIRP”) provides long term compensation for our other key executives

Setting Annual Compensation

Roles & Responsibilities

Compensation Committee

The Human Resources/Compensation Committee of the Board of Directors is responsible for discharging the Board’s duties in executive compensation matters and for administering the Company’s incentive and equity-based plans. This includes oversight of the total compensation programs for the Company’s CEO and other executive officers, including all Named Executive Officers. The Committee is comprised solely of independent directors. The Committee receives input and data from the CEO, Finance, and Human Resources functions. The Committee does not currently utilize an outside compensation consultant.

The Committee reviews all compensation components for the Company’s Chief Executive Officer and other executive officers, including base salary, annual incentive, equity awards, and other benefits and perquisites. The Committee reviews performance annually and makes decisions regarding the Named Executive Officers’ compensation, including base salary, incentives, and equity grants based on this review. The Compensation Committee reviews its decisions with the full Board of Directors.

The Committee has the sole authority and resources to obtain advice and assistance from internal or external legal, human resources, accounting or other advisors, or consultants as it deems desirable or appropriate.

Management

Although the Committee makes independent determinations on all matters related to compensation of the NEO’s, certain members of management may be requested to attend or provide input to the Committee. Input may be sought from the Chief Executive Officer, Chief Financial Officer, or others to ensure the Committee has the information and perspective it needs to carry out its duties.

In particular, the Committee seeks input from the Chief Executive Officer on matters relating to strategic objectives, Company performance goals, and input on his assessment of the NEO’s, including the contribution and individual performance of each of his direct reports. The Chief Executive Officer and the Chief Financial Officer often assist the Committee on matters of design, administration, and operation of the Company’s compensation programs.

Although executives may provide insight, suggestions, or recommendations regarding executive compensation, they are not present during the Committee’s deliberations or vote. Only Committee members vote on decisions regarding executive compensation. The Committee regularly meets in executive session without management present. While the Chief Executive Officer makes recommendations on other NEO’s, the Committee is ultimately responsible for approving compensation for all NEO’s. The Chief Executive Officer’s compensation is discussed in executive session without members of management, including the Chief Executive Officer, present.

2022 Executive Compensation Program and Pay Decisions

Base Salary

The Committee determined that an increase in the base salary for each of the Named Executive Officers was appropriate based on a review of market data, performance assessments and in consideration of the Company’s continued growth, strong performance, and improved credit quality. The table below summarizes the salaries effective as of December 31, 2022.

Executive	2021 Base Salary	2022 Base Salary	Increase
James A. Hughes	$600,000	$700,000	16.67%
George Boyan	311,528	360,000	15.56%
Janice Bolomey	225,000	240,000	6.67%
John J. Kauchak	225,000	240,000	6.67%
Vincent Geraci	402,603	425,000	5.56%

Annual Cash Incentive

An important element of our compensation program is our Executive Bonus Program which provides cash incentives. Awards under the Program are based on attaining pre-established corporate goals (40% of the total award) and Committee review of individual performance based on subjective goals (60% of the total award). Each participant has a total target incentive opportunity expressed as a percentage of base salary. The 2022 incentive targets are summarized below:

Executive	Target Aggregate Incentive Opportunity
James A. Hughes	70.00%
George Boyan	50.00%
Janice Bolomey	50.00%
John J. Kauchak	50.00%

Mr. Geraci does not participate in the Executive Bonus Program and is awarded a discretionary cash bonus.

The Committee establishes performance measures on an annual basis for the portion of the awards based on corporate goals that are tied specifically to the Company’s financial performance. The Committee utilized the Bank’s pre-provision net revenue vs. peer in 2022. The Committee decided that pre-provision net revenue would best reflect core income/performance while maintaining a reasonable and competitive potential payout. The weight and performance goal, as revised for 2022 is set forth in the following table:

Performance Measure	Weight	Threshold	Target	Cap
Pre-Provision Net Revenue (PPNR) ROAA vs. Peers (1)	20.00%	50.00%	100.00%	150.00%
Pre-Provision Net Revenue (PPNR) ROAE vs. Peers (1)	20.00%	50.00%	100.00%	150.00%

At the end of the year, the Committee determined a payout based on an assessment of the Company’s performance under the quantitative financial measure set forth above (determined formulaically) as well as an assessment of each executive’s performance and contribution toward strategic goals. The corporate results were as follows:

Performance Measure	2022 Performance	Result	Payout Factor
Pre-Provision Net Revenue (PPNR) ROAA vs. Peers (1)	167.80%	Cap	150.00%
Pre-Provision Net Revenue (PPNR) ROAE vs. Peers (1)	171.40%	Cap	150.00%

(1)	The Company’s peer group consists of Pennsylvania and New Jersey Community Banks with assets from $500 million to $13.6 billion, excluding Subchapter S institutions.

In determining the performance on the individual portion of the annual incentive, the Committee considered its assessment of the Chief Executive Officer’s performance and the Chief Executive Officer’s evaluation of the NEO’s performance. In light of strong performance on operational, strategic, financial shareholder metrics, and in consideration of the significant individual and collective achievements of the executive team during 2022, the Committee approved individual payouts based upon factors such as regulatory compliance, board interaction, strategic goals, and leadership.

Following is a summary of the incentive awards paid to executives:

Executive	2022 Target Annual Incentive Award	2022 Actual Annual Incentive Award	2022 Actual as % of Target
James A. Hughes	$490,000	$558,600	114%
George Boyan	180,000	205,200	114%
Janice Bolomey	120,000	136,800	114%
John J. Kauchak	120,000	136,800	114%

Equity-Based Awards

Equity awards were granted based on the Committee’s assessment of business environment, affordability, and corporate and individual performance. The Committee believes that equity grants, subject to multi-year vesting requirements, are an important component of the total compensation mix and an important retention tool for senior management. Once granted, restricted stock vests ratably over a four-year period.

Below is a summary of the grants awarded in 2022:

	Restricted Stock
Executive	# Shares	Grant Value ($)
James A. Hughes	18,000	$507,240
George Boyan	12,000	338,160
Janice Bolomey	8,000	225,440
John J. Kauchak	8,000	225,440

Pay Vs. Performance

The Company believes that executive compensation should be structured in a way that aligns with long-term shareholder value. The following table illustrates compensation actually paid for our Principal Executive Officer and other NEO’s as a group and how that correlates with the company’s listed performance measures:

	Summary		Average Summary	Average	Value of Initial Fixed
	Compensation	Compensation	Compensation Table	Compensation	$100 Investment Based On:			Pre Provision
	Table Total For	Actually Paid to	Total for Non-PEO	Actually Paid to	Total Shareholder	Peer Group Total	Net Income	Net Revenue
Year	PEO ($)	PEO ($)	NEOs ($)	Non-PEO NEOs ($)	Return ($)	Shareholder Return ($)	(in millions)	(PPNR) ROAA
	(1)	(1)	(2)	(2)		(3)
2022	2,207,257	2,323,003	797,723	827,847	126.86	112.59	38.5	2.55
2021	2,373,879	2,733,535	613,293	772,845	120.00	112.83	36.1	2.50
2020	1,460,367	980,793	463,866	350,912	79.35	80.77	23.6	2.18

1)	The Company’s Principal Executive Officer “PEO” is James A. Hughes.
2)	The Company’s current Non-PEO NEOs consist of George Boyan, Janice Bolomey, John J. Kauchak and Vincent Geraci. Prior periods include Laureen Cook who resigned as Senior Vice President and Chief Accounting Officer on April 8, 2022, Anthony Cossetti who resigned as Executive Vice President and Chief Financial Officer on September 25, 2020, and Alan Bedner who resigned as Executive Vice President and Chief Financial Officer on January 24, 2020.
3)	For the years in which public shareholder return data was available, the Company’s peer group total shareholder consists of data compiled on the following banks: American Bank, BCB Community Bank, Blue Foundry Bank, ConnectOne Bank, Embassy Bank for the Lehigh Valley, ESSA Bank & Trust, First Bank, First Commerce Bank, Kearny Bank, Lakeland Bank, Magyar Bank, Parke Bank, Peapack-Gladstone Bank, Provident Bank, QNB Bank, The Bank of Princeton, and Univest Bank and Trust Co.

Below is a summary of the adjustments used to determine compensation “actually paid” for the Company’s PEO and Non-PEO NEOs:

	2022	2021	2020
Deduction for Amounts Reported under the "Stock Awards" Column	$(1,378,660)	(923,512)	(274,380)
Deduction for Amounts Reported under "Option Awards" Column	—	(416,967)	(220,812)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year-End	1,339,170	1,385,248	321,840
Increase for Fair Value of Awards Granted during year that Vest during year	—	—	—
Increase (decrease) for Change in Fair Value from Prior-Year End to Current Year-End of Awards Granted Prior to year that were Outstanding and Unvested as of Year-End	98,841	795,659	(486,498)
Increase (decrease) for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to year that Vested during year	138,592	293,855	(513,913)
Deduction of Fair Value of Awards Granted Prior to Year that were Forfeited during year	—	—	—
Increase based upon Incremental Fair Value of Awards Modified during year	—	—	—
Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award	38,300	23,135	16,468

The Company looks at the following financial measures in linking compensation to performance. These measures are used in determining executive bonus compensation and best reflect the Company’s core/income performance.

Financial Measure	Description
Pre-Provision Net Revenue (PPNR) ROAA	Pre-provision Net Revenue("PPNR") is a Non-GAAP measure and is defined as the Bank's income before provision for income taxes, less provision for loan losses divided by average total assets
Pre-Provision Net Revenue (PPNR) ROAE	Pre-provision Net Revenue("PPNR") ROAE is a Non-GAAP measure and is defined as the Bank's income before provision for income taxes, less provision for loan losses divided by average total equity

The following table set forth below describes the relationship between Total Shareholder Return vs. the Company’s Peer Group:

	Fiscal Year Ending
	12/31/2019	12/31/2020	12/31/2021	12/31/2022
Unity Bancorp, Inc.	100.00	80.77	120.00	126.86
Peer Group	100.00	80.77	112.83	112.59

The following table set forth below describes the relationship between the change in NEO Summary Compensation to NEO “Actual” Compensation Paid vs. the change in Company’s Performance Measures year over year:

	Fiscal Year Ending
	12/31/2020	12/31/2021	12/31/2022
PEO "Actual" Compensation Paid	-32.84%	15.15%	5.24%
Non-PEO NEO "Actual" Compensation Paid	-24.35%	26.02%	3.78%
Net Income	-0.42%	52.97%	6.65%
(PPNR) ROAA	3.40%	15.02%	1.86%
(PPNR) ROAE	5.32%	11.94%	-2.52%

Benefits and Other Compensation

Retirement Benefits and Perquisites

Executives participate in the Unity Bank 401(k) Retirement Plan which is offered to all Bank employees. Under the plan, the Bank matches 100% of employee contributions, up to 4.0% of an employee’s compensation and 50.0% of employee contributions in an amount greater than 4.0% of compensation, up to 6.0% of compensation. This match is available for all employees.

The Company and the Bank entered into a Supplemental Executive Retirement Plan (the "SERP") with Mr. Hughes on June 4, 2015. The SERP will provide Mr. Hughes with certain supplemental non-qualified retirement benefits, and is described elsewhere in this proxy statement. The Committee believes the SERP is an important component of Mr. Hughes’ long term compensation, and believes that the vesting provisions of the SERP help ensure that the Company will continue to receive the benefit of Mr. Hughes’ service.

Mr. Kauchak, Ms. Bolomey and Mr. Boyan are participants in an Executive Incentive Retirement Plan (“EIRP”) which is described elsewhere in this proxy statement.

The Committee believes it is important to provide some retirement benefits to senior management, including Mr. Hughes, as the Company does not offer a traditional defined benefit pension plan, and the NEO’s contributions to the Company’s 401(k) plan are capped due to the level of their compensation.

Post-Termination Benefits for Company Executives

The Company is party to an employment agreement with Mr. Hughes and retention agreements with each of Mr. Kauchak, Ms. Bolomey, and Mr. Boyan. These agreements are described elsewhere in this Proxy Statement under the heading “Potential Payments Upon Termination or Change in Control”.

Additional Information about our Compensation Practices

As a matter of sound governance, we follow certain practices with respect to our compensation program. We regularly review and evaluate our compensation practices in light of regulatory developments, market standards, and other considerations.

Policy on Incentive Compensation Clawback

The Company has adopted a clawback policy requiring the return of incentive compensation in the event of a financial restatement.

Risk Assessment Review

The Committee reviews the structure and components of our compensation arrangements, the material potential sources of risk in our business lines and compensation arrangements, and various policies and practices of the Company that mitigate this risk. Within this framework, the Committee discusses the parameters of acceptable and excessive risk-taking and the general business goals and concerns of the Company. In particular, the Committee focuses on the risks associated with the design of each plan, the mitigation factors that exist for each plan, additional factors that could be considered, and an overall risk assessment with respect to the plans. All of our plans have links to corporate or business line results that allow for funding to be adjusted downward, awards are capped, and our governance procedures ensure awards are reviewed for appropriateness before they are distributed.

We have determined that risks arising from our employee compensation plans are not reasonably likely to have a material adverse effect on the Company. Further, it is both the Committee’s and management’s intent to continue to evolve our processes going forward by monitoring regulations and best practices for sound incentive compensation.

Accounting & Tax Treatment of Compensation

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit to the executive. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual non-performance based compensation over $1.0 million paid to their named executive officers. To maintain flexibility in compensating our executive officers in a manner designed to promote varying corporate goals, it is not a policy of the Compensation Committee that all executive compensation must be tax-deductible. The shareholder approved share-based compensation plans permit the award of stock options, stock appreciation rights, and other equity awards that are fully deductible under Code Section 162(m).

Report of the Compensation Committee

The Human Resources/Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, or CD&A, contained in this proxy statement with management. Based on the Committee’s review of and discussion with management with respect to the CD&A, the Committee has recommended to the Board of Directors of the Company that the CD&A be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

The foregoing report is provided by the Human Resources/Compensation Committee of the Board of Directors:

Dr. Mark S. Brody, Chairman

Raj Patel

Peter E. Maricondo

Donald E. Souders, Jr.

EXECUTIVE COMPENSATION

The following table sets forth compensation paid to the Chief Executive Officer, Chief Financial Officer and the next three (3) other most highly compensated executive officers of the Company earning in excess of $100,000 (the “named executive officers” or “NEOs”) as of the fiscal year ended December 31, 2022.

					Non-equity
Name and			Stock	Option	Cash Incentive	Primary
Principal			Awards	Awards	Plan	Compensation	All Other
Position	Year	Salary ($)	($)*	($)**	Compensation ($)	Total ($)	Compensation ($)	Total ($)
			(1)	(1)	(2)	(3)
James A. Hughes	2022	700,000	507,240	—	558,600	1,765,840	441,417	2,207,257
President/CEO	2021	600,000	388,160	212,738	410,400	1,611,298	762,581	2,373,879
	2020	567,194	97,620	58,848	371,303	1,094,965	365,402	1,460,367
George Boyan	2022	360,000	338,160	—	205,200	903,360	68,920	972,280
EVP/CFO	2021	311,528	216,000	—	140,188	667,716	51,018	718,734
	2020	—	—	—	—	—	—	—
Janice Bolomey	2022	240,000	225,440	—	136,800	602,240	73,591	675,831
EVP/Chief Admn.	2021	225,000	92,520	102,114	96,188	515,822	69,057	584,879
Officer	2020	220,000	65,080	39,232	87,537	411,849	69,008	480,857
John J. Kauchak	2022	240,000	225,440	—	136,800	602,240	85,210	687,450
EVP/COO	2021	225,000	92,520	102,114	93,656	513,290	75,768	589,058
	2020	217,000	65,080	39,232	88,784	410,096	73,702	483,798
Vincent Geraci	2022	425,000	82,380	—	314,589	821,969	33,362	855,331
1st SVP/Director	2021	402,603	84,760	—	385,815	873,178	31,337	904,515
of Mtg Lending	2020	129,000	27,960	54,456	811,234	1,022,650	33,604	1,056,254

*Restricted Stock

**Non-Qualified Stock Options

(1)	Represents the full grant date fair value of the award. See Note 14 to our audited financial statements. The awards are subject to vesting requirements.
(2)	Of these awards, $502,740 of Mr. Hughes 2022 non-equity incentive plan award, $307,800 of the 2021 non-equity plan award and $259,912 of the 2020 non-equity plan award was credited to his deferred compensation plan. Mr. Geraci’s non-equity bonus represents a discretionary cash bonus and is not included in the non-equity incentive plan.
(3)	Represents executive’s salary and both equity and non-equity compensation plans.

The components of all other compensation are provided in the table below:

		SERP/EIRP		Total Other
Name	Year	Contributions ($)	Other ($)*	Compensation ($)
James A. Hughes	2022	335,880	105,537	441,417
President/CEO	2021	676,821	85,760	762,581
	2020	273,899	91,503	365,402
George Boyan	2022	55,546	13,374	68,920
EVP/CFO	2021	46,729	4,289	51,018
	2020	-	-	-
Janice Bolomey	2022	45,783	27,808	73,591
EVP/Chief Admin. Officer	2021	41,775	27,282	69,057
	2020	40,174	28,834	69,008
John J. Kauchak	2022	46,000	39,210	85,210
EVP/COO	2021	42,005	33,763	75,768
	2020	40,253	33,449	73,702
Vincent Geraci	2022	-	33,362	33,362
1st SVP/Director of Mortgage Lending	2021	-	31,337	31,337
	2020	-	33,604	33,604

* Other includes auto usage, country club membership, employer 401-K match, employer paid medical and dental insurance, and deferred compensation plan interest paid.

Grants of Plan-Based Awards

									Exercise or
							Stock	Option	Base Price		Grant Date
							Awards:	Awards:	of Option or	Market	Fair Value
			Estimated future payouts				Shares of	Securities	Stock	Price on	of Stock and
		Approval	under non-equity incentive			Grant	Stock or	Underlying	Awards	Grant	Options
Name	Grant Date	Date	plan awards ($)			Type	Units (#)	Options (#)	($)	Date ($)	Awards ($)
	(1)		Threshold (2)	Target	Max (3)		(4)	(5)	(6)	(6)
James A.		3/13/2023	362,600	490,000	588,000
Hughes	3/16/2022	3/16/2022				Restricted stock	18,000			28.18	507,240
George Boyan		3/13/2023	133,200	180,000	216,000
	3/16/2022	3/16/2022				Restricted stock	12,000			28.18	338,160
Janice		3/13/2023	88,800	120,000	144,000
Bolomey	3/16/2022	3/16/2022				Restricted stock	8,000			28.18	225,440
John J.		3/13/2023	88,800	120,000	144,000
Kauchak	3/16/2022	3/16/2022				Restricted stock	8,000			28.18	225,440
Vincent	12/9/2022	12/9/2022				Restricted stock	3,000			27.46	82,380
Geraci

(1)	The fiscal year 2022 earned non-equity incentive awards were approved by the HR/Compensation Committee on March 3, 2023 to be paid in the first payroll following the filing of the 10-K.
(2)	The threshold assumes 50% attainment of corporate performance factors.
(3)	The maximum represents 120% of the target payout.
(4)	Represents shares of restricted stock granted under the 2019 Equity Compensation Plan. These shares vest annually in four (4) equal installments commencing with the first anniversary of the grant date subject to continued employment through the vesting date. These shares have the right to vote and receive dividends.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of shares	Value Realized	Number of shares	Value Realized
Name	acquired on exercise (#)	on exercise ($)	acquired on vesting (#)	on exercise ($)
James A. Hughes	500	10,625	12,375	350,058
George Boyan	-	-	2,500	68,900
Janice Bolomey	22,000	462,390	4,125	115,469
John J. Kauchak	22,000	459,464	4,125	115,469
Vincent Geraci	7,000	51,221	2,313	63,149

Pay Ratio Disclosure

The following table sets forth total annual compensation paid to the Chief Executive Officer compared to the median total annual compensation paid to all other employees as of the fiscal year ended December 31, 2022.

Year	CEO Total Compensation	Median Employee Compensation	Pay Ratio
2022	$2,207,257	$80,349	27:1

Median compensation was calculated by determining total annual compensation paid in 2022 excluding compensation paid to the CEO and modeled to exclude employees who were not with the Company for the full fiscal year including seasonal and ex-employees. The parameters used to determine non-CEO employee compensation were consistent with the factors included in the Executive Compensation table and include salary compensation along with any cash and equity bonus paid. All other compensation primarily does not apply to non-executive employees and therefore is not factored into the calculation as it would have little to no effect on the median total.

Employment Agreement

The Company and the Bank are parties to an Amended and Restated Employment Agreement with Mr. Hughes.

Under this Amended and Restated Employment Agreement, Mr. Hughes will receive an annual base salary, subject to annual review and, in the discretion of the HR/Compensation Committee of the Board of Directors of the Company (“Committee”), adjustments based on factors deemed appropriate by the Committee. Mr. Hughes may also receive such additional cash bonuses as the Committee may authorize in its discretion. Mr. Hughes is entitled to participate in such benefit programs as are made available to employees of the Company, and to participate in such stock option or stock bonus plans as the Committee may, in its discretion, determine. Mr.Hughes’ agreement contains provisions for the payment of severance and payments upon a change in control. See “Potential Payments upon Termination or Change in Control.”

Non-qualified Deferred Compensation - Supplemental Executive Retirement Plan

The Company and the Bank entered into a Supplemental Executive Retirement Plan (the "SERP") with Mr. Hughes on June 4, 2015. On September 27, 2018, the agreement was amended to increase Mr. Hughes' benefit from forty (40) percent to sixty (60) percent of his average base salary, paid annually for fifteen (15) years. The SERP will provide Mr. Hughes with certain supplemental non-qualified retirement benefits.

Upon separation from service after age 66, Mr. Hughes will be entitled to an annual benefit in an amount equal to sixty (60) percent of the average of his base salary for the thirty-six months immediately preceding his separation from service for reasons other than Cause. The retirement benefit shall be adjusted annually thereafter by a percentage equal to the Consumer Price Index as reported by the U.S. Bureau of Labor Statistics for All Urban Consumers (CPI-U). The maximum number of annual payments to Mr. Hughes shall be fifteen (15). Mr. Hughes vests an additional three (3) percent in his benefit each year, and will be fully vested on January 1, 2024. In the event that Mr. Hughes’ separation from service from the Company were to occur prior to full vesting, Mr. Hughes would be entitled to and shall be paid the vested portion of the retirement benefit calculated as of the date of separation from service.

Notwithstanding the foregoing, upon a Change in Control, and provided that within 6 months following the Change in Control Mr. Hughes is involuntary terminated for reasons other than “cause” or Mr. Hughes resigns for “good reason”, as such is defined in the SERP, or Mr. Hughes voluntarily terminates his employment after being offered continued employment in a position that is not a “Comparable Position”, as such is also defined in the SERP, Mr. Hughes shall become 100% vested in the full retirement benefit.

The following table sets forth certain information regarding non-qualified deferred compensation benefits during the Company’s fiscal year ended December 31, 2022:

		Executive	Registrant	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings in	Withdrawals/	Aggregate balance
Name	Plan	Last FY ($)	Last FY ($)	Last FY ($)	Distributions ($)	at last FYE ($)
James A. Hughes	SERP	-	335,880	-	-	4,857,377

Non-qualified Deferred Compensation - Executive Incentive Retirement Plan

The Company is party to an Executive Incentive Retirement Plan (“EIRP”) with certain key executive officers. The Plan had an original effective date of January 1, 2015.

The Plan is an unfunded, non-qualified deferred compensation plan. For any Plan Year, a guaranteed annual Deferral Award percentage of seven and one half percent (7.5%) of the participant’s annual base salary shall be credited to each participant’s Deferred Benefit Account. A discretionary annual Deferral Award equal to seven and one half percent (7.5%) of the participant’s annual base salary may be credited to the participant’s account in addition to the guaranteed Deferral Award, if the Bank exceeds the benchmarks set forth in the Annual Executive Bonus Matrix. The total Deferral Award shall never exceed fifteen percent (15%) for any given Plan Year. Each participant shall be immediately one hundred percent (100%) vested in all Deferral Awards as of the date they are awarded.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings in Last	Withdrawals/	balance at last
Name	Plan	Last FY ($)	Last FY ($)	FY ($)	Distributions ($)	FYE ($)
George Boyan	EIRP	-	46,729	1,546	-	48,275
Janice Bolomey	EIRP	-	33,750	9,783	-	247,543
John J. Kauchak	EIRP	-	33,750	10,020	-	253,367

The following table sets forth information regarding outstanding equity awards to the NEOs at December 31, 2022.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (12/31/22)
	Option Awards					Stock Awards
			Equity					Equity	Equity
			Incentive Plan					Incentive	Incentive Plan
	Number of	Number of	Awards;					Plan Awards:	Awards: Market
	Securities	Securities	Number of			Number of	Market Value	Number of	or Payout Value
	Underlying	Underlying	Securities			Shares or	of Shares or	Unearned	of Unearned
	Unexercised	Unexercised	Underlying			Units of	Units of	Shares, Units	Shares, Units or
	Options	Options	Unexercised	Option	Option	Stock That	Stock That	or Other Rights	Other Rights
	Exercisable	Unexercisable	Unearned	Exercise	Expiration	Have Not	Have Not	That Have Not	That Have Not
Name	(#)	(#)	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested (#)
James A. Hughes	10,500	-	-	7.25	3/27/2024	2,500	-	-	-
	11,000	-	-	8.31	1/29/2025	1,875	-	-	-
	11,000	-	-	8.95	2/25/2026	3,000	-	-	-
	10,000	-	-	21.15	3/9/2028	7,500	-	-	-
	14,000	-	-	18.77	12/21/2028	6,000	-	-	-
	25,000	-	-	20.61	3/12/2029	18,000	-	-	-
	10,000	5,000	-	16.27	3/16/2030	-	-	-	-
	8,334	16,666	-	20.56	3/25/2031	-	-	-	-
George Boyan	-	-	-	-	-	7,500	-	-	-
	-	-	-	-	-	12,000	-	-	-
Janice Bolomey	11,000	-	-	8.95	2/25/2026	1,000	-	-	-
	10,000	-	-	16.75	3/3/2027	2,000	-	-	-
	10,000	-	-	21.15	3/9/2028	3,375	-	-	-
	10,000	-	-	20.61	3/12/2029	8,000	-	-	-
	6,667	3,333	-	16.27	3/16/2030	-	-	-	-
	4,000	8,000	-	20.56	3/25/2031	-	-	-	-
John J. Kauchak	11,000	-	-	8.95	2/25/2026	1,000	-	-	-
	10,000	-	-	16.75	3/3/2027	2,000	-	-	-
	10,000	-	-	21.15	3/9/2028	3,375	-	-	-
	10,000	-	-	20.61	3/12/2029	8,000	-	-	-
	6,667	3,333	-	16.27	3/16/2030	-	-	-	-
	4,000	8,000	-	20.56	3/25/2031	-	-	-	-
Vincent Geraci	200	-	-	9.63	12/16/2025	375	-	-	-
	2,000	-	-	14.60	12/15/2026	750	-	-	-
	6,000	-	-	19.75	1/2/2028	2,437	-	-	-
	5,000	-	-	21.30	12/10/2028	3,000	-	-	-
	4,500	-	-	22.25	12/6/2029	-	-	-	-
	5,000	2,500	-	18.64	12/11/2030	-	-	-	-

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreement

Mr. Hughes’ employment may be terminated at any time for “cause” as defined in the Employment Agreement, or without “cause.”  In the event that Mr. Hughes is terminated without “cause” or resigns for “good cause” (as defined under the Employment Agreement and discussed below), he is entitled to receive a severance amount equal to 18 months of his then current base salary. Such amount shall be paid in equal installments in the same manner in which Mr. Hughes’ compensation was paid through the date of termination. Mr. Hughes will also continue to receive hospital, health, medical, and life insurance and such other benefits to which he had been entitled at the date of termination for such 18-month period, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes. “Good Cause” under the Employment Agreement includes a material reduction in Mr. Hughes’ duties and responsibilities or any reduction in his base salary.

In addition, if Mr. Hughes’ employment with the Company or any successor terminates within 18 months after a “change in control” of the Company, as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to 18 months of his then current base salary plus any cash bonus received by Mr. Hughes during the preceding fiscal year. Such amount shall be paid in installments in the same manner in which Mr. Hughes’ compensation was paid through the date of termination. The Company, or its successor, will be required to maintain Mr. Hughes’ hospital, health, medical, and life insurance coverage during the 18 month period following his termination, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes. All unvested stock options and stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon the occurrence of a change in control.

Mr. Hughes’ employment agreement defines a change in control as including:  any event requiring the filing of a Current report on Form 8-K to announce a change in control; any person acquiring 35% or more of the Company’s voting power; if persons who serve on the Board at the beginning of the period fail to make up a majority of the Board at the end of the period; if the Company fails to satisfy the listing criteria for any exchange on which its shares are traded due to the number of shareholders or the number of round lot holders; or if the Board of the Company approves any transaction after which the shareholders of the Company fail to control 51% of the voting power of the resulting entity.

Furthermore, if Mr. Hughes’ employment with the Company terminates within 18 months after the Company consummates a “Significant Acquisition,” as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to 18 months of his then current base salary plus any cash bonus received by Mr. Hughes during the preceding fiscal year. Such amount shall be paid in installments in the same manner in which Mr. Hughes’ compensation was paid through the date of termination. In the event Mr. Hughes becomes entitled to the foregoing amounts due to this termination within 18 months of a Significant Acquisition, all unvested stock options and stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon such termination.

“Significant Acquisition” under the Employment Agreement means an acquisition by the Company pursuant to which, as all or part of the consideration for such acquisition, the Company issues to the shareholders of the acquired entity such number of voting securities as shall equal 25% or more of the then outstanding voting securities of the Company.

Following a Change in Control Mr. Hughes is also subject to a non-compete covenant and a non-solicitation covenant with respect to officers and employees of the Company and the Bank, in each case for a period of 18 months following termination of Mr. Hughes’ employment. Mr. Hughes would be entitled to 18 months of his then current base salary plus any cash bonus received by Mr. Hughes during the preceding fiscal year in exchange for agreeing to the non-compete and non-solicitation covenants.

Mr. Hughes’ Employment Agreement has a term of three (3) years; however, for each day elapsed during the term, a day will be added at the end of the term so that the term will be extended on a rolling basis to be three (3) years at any point in time, unless either party shall have provided written notice to the other of its desire to cease such extensions. In addition, the term of Mr. Hughes’ Employment Agreement shall terminate immediately upon the occurrence of any of the following, unless the Board of Directors of the Company and the Bank waive such termination: (i) the Company’s entering into a Memorandum of Understanding with the FDIC or the New Jersey Department of Banking and Insurance; (ii) a cease-and-desist order being issued with respect to the Company by the FDIC or the New Jersey Department of Banking and Insurance; or (iii) the receipt by the Company of any notice under a federal or state law which (in any way) restricts the payment of any amounts or benefits which may become due under Mr. Hughes’ Employment Agreement.

The following table summarizes the potential payments to Mr. Hughes if a triggering event occurred on December 31, 2022.

Payments and Benefits	Termination without cause	Termination following a change in control
Cash Compensation - Change in Control	$1,050,000	$1,608,600
Cash Compensation - Non-compete	-	1,608,600
Health Benefits	14,540	14,540
Accelerated Option Vesting	-	168,129
Accelerated Restricted Stock Vesting	-	1,062,454
SERP Contribution	-	253,336
Total	$1,064,540	$4,715,659

Retention Agreements

The Company also entered into Retention Agreements with Ms. Bolomey, Mr. Kauchak, and Mr. Boyan. Each of the Retention Agreements provides that the executive may be terminated at any time for “cause” as defined in the applicable Retention Agreement or without “cause.”  In the event that the executive is terminated without “cause” or resigns for “good cause” (as defined under the applicable Retention Agreement and discussed below), the executive is entitled to receive a severance amount equal to 12 months of the executive’s then current base salary. Such amount shall be paid in a lump sum payment (within 30 days of the termination of the executive). In addition, the executive will continue to receive medical, life insurance, and other benefits to which the executive had been entitled at the date of termination for 12 months, unless and until the executive obtains new employment during such period and such new employment provides for such benefits to be provided to the executive. “Good Cause” under the Retention Agreements includes a material reduction in the executive’s duties and responsibilities or any reduction in the executive’s base salary.

In addition, if the executive’s employment with the Company or any successor terminates within 18 months after a “change in control” of the Company, as defined under the Retention Agreements (regardless of the reason for such termination), the executive will be entitled to receive an amount equal to twice the executive’s annual base salary and cash bonus at the date of termination. Such amount shall be paid in one lump sum payment (within 30 days of the executive’s termination subsequent to a “change in control”). The Company or its successor will be required to maintain the executive’s hospital, health, medical, and life insurance coverage for such 24-month period. All unvested stock options and stock option grants previously granted to the executive shall accelerate and immediately vest upon the occurrence of a change in control.

Furthermore, if the executive’s employment with the Company terminates within 18 months after the Company consummates a “Significant Acquisition,” as defined under the Retention Agreements (regardless of the reason for such termination), the executive will be entitled to receive an amount equal to twice the amount of the executive’s annual base salary and cash bonus at the date of termination. Such amount shall be paid  in one lump sum payment (within 30 days of the termination of the executive subsequent to a “Significant Acquisition.”)  The Company is also required to maintain the executive’s hospital, health, medical, and life insurance benefits coverage during such 24-month period, unless and until the executive obtains new employment during such period and such new employment provides for such benefits to be provided to the executive. In the event the executive becomes entitled to the foregoing amounts due to termination within 18 months of a Significant Acquisition, all unvested stock options and stock awards previously granted to the executive shall accelerate and immediately vest upon such termination. “Significant Acquisition” under the Retention Agreements means an acquisition by the Company pursuant to which, as all or part of the consideration for such acquisition, the Company issues to the shareholders of the acquired entity such number of voting securities as shall equal 25% or more of the then outstanding voting securities of the Company. Each Retention Agreement has a term of three years; however, in the event that the term of the Retention Agreement would terminate at any time after the Company has engaged in substantive negotiations regarding a transaction that would lead to a change in control, the Retention Agreement shall continue to remain in full force and effect until the earlier to occur of (i) the effectuation of the transaction leading to the change in control, or (ii) the termination of the negotiations for the proposed transaction, which would have resulted in the change in control. In addition, the term of each Retention Agreement shall terminate immediately upon the occurrence of any of the following, unless the Board of Directors of the Company and the Bank waive such termination: (i) the Company’s entering into a Memorandum of Understanding with the FDIC or the New Jersey Department of Banking and Insurance; (ii) a cease-and-desist order being issued with respect to the Company by the FDIC or the New Jersey Department of Banking and Insurance; or (iii) the receipt by the Company of any notice under a federal or state law which in any way restricts the payment of an award or benefits under the Retention Agreement.

The following table shows the payout which would be made to Ms. Bolomey in the event Ms. Bolomey’s employment is terminated without cause and in the event that Ms. Bolomey’s employment is terminated following a change in control or significant acquisition:

Payments and Benefits	Termination without cause	Termination following a change in control
Cash Compensation	$240,000	$753,600
Health Benefits	11,521	23,043
Accelerated Vesting of Stock Options	-	91,023
Accelerated Vesting of Restricted Stock	-	392,869
Total	$251,521	$1,260,535

The following table shows the payout which would be made to Mr. Kauchak in the event Mr. Kauchak’s employment is terminated without cause and in the event that Mr. Kauchak’s employment is terminated following a change in control or significant acquisition:

Payments and Benefits	Termination without cause	Termination following a change in control
Cash Compensation	$240,000	$753,600
Health Benefits	7,025	14,051
Accelerated Vesting of Stock Options	-	91,023
Accelerated Vesting of Restricted Stock	-	392,869
Total	$247,025	$1,251,543

The following table shows the payout which would be made to Mr. Boyan in the event Mr. Boyan’s employment is terminated without cause and in the event that Mr. Boyan’s employment is terminated following a change in control or significant acquisition:

Payments and Benefits	Termination without cause	Termination following a change in control
Cash Compensation	$360,000	$1,130,400
Health Benefits	910	1,820
Accelerated Vesting of Stock Options	-	-
Accelerated Vesting of Restricted Stock	-	532,935
Total	$360,910	$1,665,155

Change in Control Agreements

The Company also entered into Change in Control Agreements with Mr. Geraci. If the executive’s employment with the Company or any successor terminates within six (6) months after a “change in control” of the Company, as defined under the Change in Control Agreements (regardless of the reason for such termination), then Mr. Geraci will be entitled to receive an amount equal to nine (9) months and twelve (12) months of his annual base salary at the date of termination, plus the aggregate amount of any cash bonuses paid to the executive during the preceding fiscal year, respectively. Such amount shall be paid in one lump sum payment (within 22 days of the executive’s termination subsequent to a “change in control”). The Company or its successor will be required to maintain Mr. Geraci’s hospital, health, medical, and life insurance coverage for such 9-month and 12-month period, respectively. All unvested stock options and stock option grants previously granted to the executive shall accelerate and immediately vest upon the occurrence of a change in control.

The following table shows the payout which would be made to Mr. Geraci in the event Mr. Geraci’s employment is terminated following a change in control or significant acquisition:

Payments and Benefits	Termination following a change in control
Cash Compensation	$739,589
Health Benefits	12,112
Accelerated Vesting of Stock Options	21,725
Accelerated Vesting of Restricted Stock	179,339
Total	$952,765

DIRECTOR COMPENSATION

Each Director listed below is a current Director of the Company and the Bank. Directors of the Company do not receive per meeting fees for their service on the Company’s Board of Directors. Compensation for service on the Bank’s Board of Directors for 2022 was in the form of cash compensation consisting of an annual retainer, meeting and committee fees; as well as, equity compensation in the form of restricted stock.

Members of the Bank’s Board of Directors received a $22,000 retainer for service on the Board of Directors in 2022 which was paid in 2023. The Chairman of each Board Committee received an additional $3,000 retainer, while the Chairman of the Board received an additional $6,000.

Directors also receive $900 for attendance at each Bank Board of Directors’ meeting, and between $500 and $900 for attendance at each Bank Committee meeting. The Chairman of the Board and the Chairman of each individual Committee receive an additional $200 per meeting.

The Directors are eligible to participate in the Company’s stock bonus and stock option plans. On January 3, 2022, the Company’s non-employee Directors were each granted restricted stock for their service in 2021. The shares were granted at a fair value of $26.25 per share, which vests annually in 25% increments over four (4) years commencing January 3, 2023.

Director Compensation

	Fees Earned or		All Other
Name	Paid in Cash	Stock Awards	Compensation	Total
		(1)	(2)
Dr. Mark S. Brody	$21,500	$52,500	$25,000	$99,000
Wayne Courtright	32,900	65,625	25,000	123,525
David D. Dallas	33,100	65,625	28,000	126,725
Robert H. Dallas, II	20,000	52,500	22,000	94,500
Dr. Mary E. Gross	25,500	65,625	25,000	116,125
Peter E. Maricondo	30,300	65,625	25,000	120,925
Raj Patel	20,400	52,500	22,000	94,900
Donald E. Souders, Jr.	20,100	65,625	22,000	107,725
Aaron Tucker	26,300	52,500	22,000	100,800

(1)	Represents the full grant date fair value of the award.
(2)	Represents the retainer paid in 2022 for service on the Board of Directors during 2021.

For details on the restricted stock and options awarded to the Directors in 2022; as well as their aggregate holdings at year-end see below:

					Aggregate
	Number of				Number of
	shares of	Grant Date		Grant Date Fair	Restricted
	Restricted	Fair Value	Number of	Value of	Stock	Aggregate Number
	Stock	of Stock	Options	Options	Awards	of Options
Name	Awarded	Awarded	Awarded	Awarded	Outstanding	Outstanding
Dr. Mark S. Brody	2,000	$52,500	—	$—	2,975	17,934
Wayne Courtright	2,500	65,625	—	—	3,625	17,934
David D. Dallas	2,500	65,625	—	—	3,625	12,467
Robert H. Dallas, II	2,000	52,500	—	—	2,937	12,434
Dr. Mary E. Gross	2,500	65,625	—	—	3,625	11,934
Peter E. Maricondo	2,500	65,625	—	—	3,625	17,934
Raj Patel	2,000	52,500	—	—	2,937	13,634
Donald E. Souders, Jr.	2,500	65,625	—	—	3,587	11,934
Aaron Tucker	2,000	52,500	—	—	2,937	17,834

MANAGEMENT AND DIRECTOR DEFERRED FEE PLAN

Each of the Directors of the Company has the option to elect to defer up to 100% of their respective retainer and Board fees, while Executive Management may defer up to 100% of their Annual Compensation. The crediting rate of the deferred account balance is equal to the prime rate plus 100 basis points with a minimum of 4% and a maximum of 10%, adjusted annually and compounded monthly. Each Director and Executive is 100% vested in his deferred account balance. The retirement age under the plan is 65, and the benefit payment is paid in monthly installments for 120 months or as a lump sum. The death benefit under the plan is 100% of the account balance paid to the participant’s beneficiary in monthly installments for 120 months or a lump sum if death occurs prior to retirement.

For details on deferred compensation and interest received for Directors and Executives in 2022 see below.

Name	Deferred Compensation	Interest Received	Total
Dr. Mark S. Brody	$44,500	$27,538	$72,038
David D. Dallas	59,100	11,150	70,250
Robert H. Dallas, II	20,000	5,224	25,224
Peter E. Maricondo	53,300	9,827	63,127
Donald E. Souders, Jr.	20,100	2,768	22,868
Aaron Tucker	23,150	4,052	27,202
James A. Hughes	359,800	74,490	434,290
John J. Kauchak	93,656	20,709	114,365

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS; REVIEW, APPROVAL OR

RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to Directors, executive officers, and their associates (i.e., corporations or organizations for which they serve as officers or Directors, or in which they have beneficial ownership interest of ten percent or more). These loans have all been made in the ordinary course of the Bank’s business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank and do not involve more than the normal risk of collectability or represent other unfavorable features.

Other than the ordinary course lending transactions described above, which must be approved by the Bank’s Board under bank regulatory requirements, all related party transactions are reviewed and approved by our Audit Committee. This authority is provided to our Audit Committee under its written charter. In reviewing these transactions, our Audit Committee seeks to ensure that the transaction is no less favorable to the Company than a transaction with an unaffiliated third party. During 2022 and 2021, there were no transactions with related parties which would not have been required to be approved by our Audit Committee, and there were no related party transactions not approved by our Audit Committee.

Required Vote

DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

PROPOSAL 2 – THE APPROVAL OF UNITY BANCORP, INC. 2023 EQUITY COMPENSATION PLAN

The Board of Directors has approved for submission to the shareholders the 2023 Equity Compensation Plan (the “Plan”), set forth as Exhibit A to this proxy statement. The Plan authorizes the Company to issue stock options, restricted stock, deferred stock and/or performance units to eligible participants. Stock options granted under the Plan may be incentive stock options or non-qualified stock options.

Introduction

The Board of Directors firmly believes that management and employees should have an equity stake in the Company and that equity should be a significant part of management’s compensation. The Board believes that this will ensure that the interests of management and the shareholders are closely aligned. As a result, the Company currently has several equity compensation plans outstanding.

Types of Awards

The Plan provides for the grant of incentive stock options (“ISOs”), non-qualified stock options, deferred stock, performance units and restricted stock awards.

Administration

The Plan will be administered by the HR/Compensation Committee of the Board of Directors, which will have power to (i) designate the participants to receive awards, and (ii) determine the number of shares subject to each award, the date of grant and the terms and conditions governing the awards, including any vesting schedule; provided that vesting of all award will not be less than one year from the date of grant. In addition, the Committee is charged with the responsibility of interpreting the Plan and making all administrative determinations thereunder. Options granted under the Plans may be ISOs, subject to the requirements of the Code, or non-qualified options. In addition, grants of performance units, deferred stock, or restricted stock may be made under the Plan. The Committee will adopt certain performance goals related to performance unit grants, so that the grants will qualify as “performance based compensation” under the Code. These awards will only vest in the performance criteria, related to such metrics as earnings, assets growth, asset quality, capital compliance and interest rate sensitivity, are satisfied.

Eligibility

Management officials of the Company and/or the Bank, including employees, officers, non-employee directors and other service providers to the Company and/or the Bank, are eligible to receive awards under the Plan.

As disclosed in the Proxy Statement, the Company currently has nine (9) non-employee directors.  As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2022, the Company has approximately 224 full-time and 8 part-time employees. There are currently no other service providers who would be eligible to receive awards under the Plan.

Shares Subject to the Plan

The Plan covers awards of up to 500,000 shares of the Company’s common stock, subject to adjustments. Under the Plan, the number and price of shares available for grant and the number of shares covered by stock options will be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the common stock.

Term of Options

Options granted under the Plan will have maximum terms of ten (10) years, subject to earlier termination of the options as provided by the Plan.

Exercise Price of Options

Options granted under the Plan as ISO’s are to be granted at an exercise price of not less than 100% of the fair market value of the Company’s common stock on the date of the grant. However, if the optionee owns stock possessing more than 10% of the total combined voting power of all classes of the Company's common stock, the purchase price per share of common stock deliverable upon the exercise of each option shall not be less than 110% of the fair market value of the common stock on the date of grant or the par value of the common stock, whichever is greater. All non-qualified options must have an exercise price of at least 100% of fair market value on the date of grant. Fair market value is to be determined by the Board of Directors in good faith, unless the Company’s stock is then traded on a national securities exchange. In that case, fair market value will be determined by the price on the exchange.

Restricted Stock Awards

Eligible participants chosen to receive restricted stock awards under the Plan will be granted shares of the Company’s common stock, subject to forfeiture in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Until vested, shares constituting a restricted stock award may not be transferred, although holders shall be entitled to exercise other indicia of ownership, including the right to vote such shares and receive any dividends declared on such shares.

Deferred Stock Awards

Deferred stock awards generally consist of the right to receive shares of common stock in the future, subject to such conditions as the HR/Compensation Committee may impose including, for example, continuing employment or service for a specified period of time. Prior to settlement, deferred stock awards do not carry voting, or other rights associated with stock ownership; however, dividends may accrue if the HR/Compensation Committee so determines, and only paid to the award holder when the deferred stock award is settled, and will be forfeited if the deferred stock award is forfeited.

Unless the HR/Compensation Committee determines otherwise, shares of deferred stock awards will be forfeited upon the recipient’s termination of employment or other service with the Company and its subsidiaries.

Performance Units

The Committee may grant performance units, which may be awards of a specified cash amount or may be share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee.

The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to past Company performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison.

Tax Consequences

The options granted under the Plan should be considered as having no readily ascertainable fair market value at the time of grant because the options are not tradable on an established market. Because of this, for federal income tax purposes, no taxable income results to the optionee upon the grant of an option. If the option is an ISO, upon the issuance of shares to the optionee upon the exercise of the option, there is also no taxable income, assuming compliance with certain holding periods. Correspondingly, no deduction is allowed to the Company upon either the grant or the exercise of an ISO.

If shares acquired upon the exercise of an ISO are not disposed of either within the two-year period following the date the option is granted or within the one-year period following the date the shares are issued to the optionee pursuant to exercise of the option, the difference between the amount realized on any disposition thereafter and the option price will be treated as a long-term capital gain or loss to the optionee. If a disposition occurs before the expiration of the requisite holding periods, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the option over the option price or (ii) the actual gain realized on disposition, will be deemed to be compensation to the optionee and will be taxed at ordinary income rates. In such event, the Company will be entitled to a corresponding deduction from its income, provided the Company withholds and deducts as required by law. Any such increase in the income of the optionee or deduction from the income of the Company attributable to such disposition is treated as an increase in income or a deduction from income in the taxable year in which the disposition occurs. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as capital gain.

The recipient of a non-statutory option realizes compensation taxable as ordinary income at the time the option is exercised or transferred. The amount of such compensation is equal to the amount by which the fair market value of the stock acquired upon exercise of the option exceeds the amount required to be paid for such stock. At the time the compensation income is realized by the recipient of the option, the Company is entitled to an income tax deduction in the amount of the compensation income, provided applicable rules pertaining to tax withholding are satisfied and the compensation represents an ordinary and necessary business expense of the Company. The stock acquired upon exercise of the option has an adjusted basis in the hands of the recipient equal to its fair market value taken into account in determining the recipient's compensation and a holding period commencing on the date the stock is acquired by the recipient. At the time the stock is subsequently sold or otherwise disposed of by the recipient, the recipient will recognize a taxable capital gain or loss measured by the difference between the adjusted basis of the stock at the time it is disposed of and the amount realized in connection with the transaction. The long term or short term nature of such gain or loss will depend upon the applicable holding period for such stock.

A recipient of restricted stock under the Plan subject to a vesting requirement will not recognize taxable income upon the grant of a restricted stock award unless such recipient makes an election under Section 83(b) of the Code (a “Section 83(b) Election”) to be taxed as if the underlying shares were vested shares. If the recipient makes a valid Section 83(b) Election within 30 days of the date of the grant, then such recipient will recognize ordinary compensation income, for the year in which the stock award is granted, in an amount equal to the fair market value of the common stock at the time the award is granted. If a valid Section 83(b) Election is not made, then the recipient will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the fair market value of the common stock at the time of such lapse. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

Upon the disposition of the common stock acquired pursuant to a restricted stock award, the recipient will recognize a capital gain or loss equal to the difference between the sale price of the common stock and the recipient’s tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

Awards of performance units or deferred stock that result in a transfer to the participant of cash or shares or other property generally will be structured to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an award of performance units or deferred stock that has vested, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and the Company will become entitled to claim a tax deduction at that time.

Amendment or Termination

No options, restricted stock, deferred stock, or performance units may be granted under the Plan more than ten (10) years after adoption by the shareholders, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the Plan.

Required Vote

IN ORDER FOR THE PLAN TO BE APPROVED, THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK CAST AT THE ANNUAL MEETING IS REQUIRED.

UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED “FOR” APPROVAL OF THE 2023 EQUITY COMPENSATION PLAN.

Recommendation

THE BOARD OF DIRECTOS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE 2023 EQUITY COMPENSATION PLAN.

OTHER MATTERS

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of the Company and its shareholders.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the section of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and Directors and persons who own more than 10% of the Company’s Common Stock (who are referred to as “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received or written representations from Reporting Persons, the Company believes that, with respect to the fiscal year ended December 31, 2022, all Reporting Persons timely complied with all applicable filing requirements, except (i) for a Form 4 Statement of Changes in Beneficial Ownership filed on behalf of Adam Kuras on January 31, 2022, for transactions occurring on January 26, 2022, (ii) a Form 4 Statement of Changes in Beneficial Ownership filed on behalf of Vincent Geraci on February 16, 2022, for transactions occurring on February 11, 2022, and (iii) a Form 4 Statement of Changes in Beneficial Ownership filed on behalf of Janice Bolomey on November 2, 2022 for transactions occurring on October 28, 2022, in all cases due to a clerical errors.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2024 Annual Meeting of Shareholders must ensure that the proposal is received by the Corporate Secretary at Unity Bancorp, Inc., 64 Old Highway 22, Clinton, New Jersey, 08809, no later than December 31, 2023, if the proposal is submitted for inclusion in the Company’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Also, under SEC rules, generally, a shareholder may not submit more than one proposal, and the proposal, including any accompanying support may not exceed 500 words. In order to submit a proposal, a shareholder must have continuously held at least $2,000 in market value of Unity common stock for at least one year before the dated the proposal is submitted. Confirmation of ownership should be attached with the proposal and the stock must be held through the date of the Annual meeting.

ANNUAL REPORT ON FORM 10-K

At your request, the Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K. Please direct all inquiries to the Company’s Corporate Secretary at (908) 713-4304.

EXHIBIT A

UNITY BANCORP, INC.

2023 EQUITY COMPENSATION PLAN

Section 1. Purpose

The 2023 Equity Compensation Plan (the “Plan”) is hereby established to foster and promote the long-term success of Unity Bancorp, Inc. (the “Company”), the holding company of Unity Bank (the "Bank") and its shareholders by providing directors and officers of the Corporation with an equity interest in the Corporation. The Plan will assist the Corporation in attracting and retaining the highest quality of experienced persons as directors and officers and in aligning the interests of such persons more closely with the interests of the Corporation’s shareholders by encouraging such parties to maintain an equity interest in the Corporation.

Section 2. Definitions

Capitalized terms not specifically defined elsewhere herein shall have the following meaning:

“Act” means the Securities Exchange Act of 1934, as amended from time to time, and any rules and regulations promulgated thereunder.

"Award" means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Performance Units or Deferred Stock.

"Award Agreement" means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan.

"Bank" means Unity Bank.

“Board” means the Board of Directors of the Corporation or a designated committee of the Board of Directors.

"Change in Control" means the occurrence of any of the following events:

(i) a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, or a similar transaction, in any case in which the holders of the voting stock of the Company prior to such transaction do not hold (in substantially the same proportion) a majority of the voting power of the resulting entity (or an entity that wholly owns the resulting entity);

(ii) individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority thereof, or

(iii) any person becomes the beneficial owner of securities representing 30% or more of the combined voting stock of the Company other than (1) the Participant or any group that includes the Participant or (2) an entity referred to in the parenthetical to clause (i) of this definition.

(iv) For these purposes, "Incumbent Board" means the Board of the Company on the date hereof and any person who becomes a Director subsequent to the date hereof whose election was approved by a voting of at least three-quarters of the Directors comprising the Incumbent Board or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board. However, the Incumbent Board will not include anyone who becomes a member of the Board as a result of either (i) an actual or threatened election contest or proxy or consent solicitation on behalf of anyone other than the Board, including as a result of any appointment, nomination or another agreement intended to avoid or settle a contest or solicitation, or (ii) agreement with any third party.

“Code” means the Internal Revenue Code of 1986.

"Committee" means the HR/Compensation Committee of the Board, or such successor committee of the Board undertaking the responsibilities currently exercised by the HR/Compensation Committee. Each member of the Committee shall at all times qualify as a "Non-Employee Director" within the meaning of SEC Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code Section 162(m).

“Common Stock” or “Stock” means the common stock, no par value per share, of the Company.

“Company” means Unity Bancorp, Inc. and any present or future subsidiary corporations of Unity Bancorp, Inc. (as defined in Section 424 of the Code) or any successor to such corporations.

"Deferred Stock" means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

"Director" means a member of the Board.

“Disability” shall mean the Participant’s inability for a period of three (3) consecutive months, or for six (6) months during any twelve (12) month period, to perform the requirements of the Participant’s position with the Company due to physical or mental impairment; provided, however, that with respect to a Participant who has been granted an Incentive Stock Option such term shall have the meaning set forth in Section 422(c)(6) of the Code and provided, further; that for the purposes of Restricted Stock Awards under Section 8, “Disability” shall mean (i) the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) if the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company.

"Employee" means any person employed by the Company or any subsidiary. Directors who are also employed by the Company, Bank or any subsidiary shall be considered Employees under the Plan.

“Fair Market Value” means, as of any date, with respect to shares of Common Stock, the fair market value as determined by the Committee in good faith and in a manner established by the Committee from time to time, taking into account such factors as the Committee shall deem relevant, including the book value of the Common Stock and, to the extent the Common Stock is traded on a national securities exchange, the Fair Market Value of the Common Stock shall be the closing price of the Common Stock on the date the Fair Market Value is determined.

“Incentive Stock Option” means an option to purchase shares of Common Stock granted to a Participant under the Plan which is intended to meet the requirements of Section 422 of the Code.

"Incumbent Board" means the Board of Directors of the Company on the date of stockholders approval of this Plan, provided that any person becoming a director subsequent to such date whose election was approved by a vote of at least three quarters of the directors comprising the Incumbent Board, or whose nomination for election by stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board.

"Management Official" means an Employee of the Company, Non-Employee Director, or any other service provider to the Company.

“Non-Employee Director” means a Director who is not an Employee.

“Non-Qualified Stock Option” means an option to purchase shares of Common Stock granted to a Participant under the Plan which by its terms, does not qualify or is not intended to qualify as an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted hereunder.

“Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

"Performance Cycle" or "Cycle" means the period selected by the Committee during which the performance of the Company is measured for the purpose of determining the extent to which an award of Performance Units has been earned.

Applicable performance goals relating to each Performance Cycle shall be established not later than the earlier of (1) 90 days after the beginning of any performance period applicable to such Performance Units or (2) the time 25% of such performance period has elapsed.

"Performance Goals" means the objectives established by the Committee for a Performance Cycle, for the purpose of determining and measuring the extent to which Performance Units, which have been contingently awarded for such Cycle, have been earned. For purposes of qualifying Awards intended by the Committee to be exempt under Code Section 162(m) and regulations thereunder, the Committee may use one or more of the following as Performance Goals: (1) earnings or earnings growth; (2) earnings per share; (3) return on equity, assets, capital employed or investment; (4) revenues or revenue growth; (5) gross profit; (6) gross margin; (7) net income or net income per common share; (8) operating margin; (9) operating cash flow; (10) stock price appreciation and total shareholder return; (11) economic profit or value created; (12) interest expense; (13) strategic business criteria; (14) efficiency ratio; (15) growth in assets, loan and/or deposits; (16) net interest margin; (17) loan production volume; (18) asset quality, including net charge offs, levels of classified assets and non-performing loan levels; (19) interest rate risk sensitivity; (21) capital compliance, or any combination of any of the forgoing. Targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Performance Goals may be particular to a Participant, the Company, subsidiary or other business segment of the Company, or may be based on the performance of the Company as a whole.

"Performance Units" or "Units" means a fixed or variable dollar or Common Stock share denominated Unit contingently awarded under Section 9 of the Plan.

“Plan” means this 2023 Equity Compensation Plan.

"Restricted Stock Award" means a grant of shares of Common Stock under Section 8 for no consideration or such minimum consideration as may be required by applicable law.

“Retirement,” unless otherwise specifically defined in an Award Agreement, “Retirement” shall mean;

(i) with regard to an Employee, termination of employment in accordance with the retirement provisions of any retirement or pension plan maintained by the Bank or any of its subsidiaries, provided, however, if the Participant is subject to a written employment agreement with the Company or the Bank that provides a definition of “Retirement”, then for the purposes of this Plan, the term “Retirement” shall have the meaning set forth in such agreement.

(ii) with regard to a Non-Employee Director, cessation of service as a member of the Board after age 65 and with at least 10 years of service as a member of the Board. For purposes of this provision, service on the Board of Directors of the Bank shall be deemed to be service on the Board of the Company.

"SEC" means the Securities and Exchange Commission.

“Termination for Cause” means termination because of Participant's intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order issued by any regulatory agency having jurisdiction over the Participant, the Bank or the Company.

"Termination of Service" means the first day occurring on or after a grant date on which a Participant ceases to be an Employee or Director of the Company or any subsidiary, regardless of the reason for such cessation. For all purposes hereunder, the definition of Separation from Service shall be interpreted consistent with Treasury Regulation Section 1.409A-1(h)(ii), to the extent that a payment or benefit provided for hereunder constitutes “non-qualified deferred compensation” under Section 409A of the Code.

"Unforeseeable Emergency" shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Section 3. Administration

(a) The Plan shall be administered by the Committee. Subject to the terms and conditions of the Plan, the Committee shall have authority to grant Awards, to determine the type of Award granted, to determine the individuals to whom and the time or times at which Awards may be granted, to determine whether Options are to be Incentive Stock Options or Non-Qualified Stock Options (subject to the requirements of the Code), to determine the terms and conditions of any Award granted hereunder, including whether to impose a vesting period more stringent than the minimum set forth in Section 12(a).

(b) Subject to the terms and conditions of the Plan, the Committee shall have authority to adopt, amend, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Award and to decide any and all disputes arising in connection with the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem appropriate to carry the Plan into effect, in its sole and absolute discretion. The Committee's decision and interpretations shall be final and binding. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

(c) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

(d) Unless prohibited in the Award Agreement evidencing any Option, the following are acceptable forms of payment of the exercise price for any Option granted hereunder;

(i) Cash:

(ii) Check;

(iii) Other shares of the Company’s Common Stock which have a Fair Market Value, on the date of surrender equal to the aggregate exercise price of the shares of the Company’s Common Stock as to which said Option will be exercised, and provided that in accepting such shares of the Company’s Common Stock no adverse accounting consequence will result to the Company, as such shall be determined by the Committee in its sole and absolute discretion;

(iv) By net exercise (i.e., withholding a number of shares with a fair market value equal to the exercise price from the shares issued upon the exercise of the Option);

(v) Consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) A reduction the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement, in each case, in a manner intended to avoid adverse tax consequences to the Participant under Section 409A of the Code;

(vii) Such other consideration and method of payment for the issuance of Shares to the extent permitted by the Committee and applicable law; and

(viii) Any combination of the foregoing methods of payment.

Section 4. Eligibility and Participation

Management Officials of the Company shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine in its sole discretion the numbers of shares to be covered by the Award or Awards granted to each Participant. Options intended to qualify as Incentive Stock Options may only be granted to persons who are eligible to receive such options under Section 422 of the Code; i.e., Employees of the Bank or Company.

Section 5. Shares of Stock Available for Options

(a) The maximum number of shares of Common Stock or equivalents which may be issued under the Plan is 500,000, subject to the adjustments as provided in this Section 5 and Section 11, to the extent applicable. If an Award granted under this Plan expires or terminates before exercise or is forfeited for any reason, without a payment in the form of Common Stock being granted to the Participant without risk of forfeiture, the shares of Common Stock subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for subsequent Award grant under the Plan. Shares withheld pursuant to Section 12(g) in connection with tax obligations shall not be available for subsequent Awards under the Plan.

(b) In the event that any stock dividend, forward or reverse stock split or combination, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted or made available under the Plan to Participants, the Committee shall proportionately and appropriately adjust equitably any or all of (i) the maximum number and kind of shares of Common Stock in respect of which Awards may be granted under the Plan to Participants, (ii) the number and kind of shares of Common Stock subject to outstanding Options held by Participants, and (iii) the exercise price with respect to any Options held by Participants, without changing the aggregate purchase price as to which such Options remain exercisable, and if considered appropriate, the Committee may make provision for a cash payment with respect to any outstanding Options held by a Participant, provided that no adjustment shall be made pursuant to this Section 5 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code with regard to any Incentive Stock Options granted hereunder or fail to comply with the requirements of Rule 16b-3 under the Act or any successor or replacement regulation. No fractional Shares shall be issued on account of any such adjustment.

(c) Any adjustments under this Section 5 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive.

Section 6. Non-Qualified Stock Options

6.1 Grant of Non-Qualified Stock Options.

Subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee may provide with respect to such Award and as evidenced in the Award Agreement, the Committee may grant Non-Qualified Stock Options to Participants. Any Non-Qualified Stock Options granted under this Plan will be subject to the following terms and conditions:

(a) Exercise Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Qualified Stock Option shall be determined by the Committee on the date the option is granted. The purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant. Shares may be purchased only upon full payment of the purchase price.

(b) Terms of Options. The term during which each Non-Qualified Stock Option may be exercised will be determined by the Committee in the Award Agreement, but in no event shall a Non-Qualified Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant.

(c) Termination of Service. The Committee, in the Award Agreement, may establish the effect of Termination of Service on the continuing rights and benefits available under an Award of Non-Qualified Stock Options. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award of Non-Qualified Stock Options granted under the Plan;

(i) In the event of a Termination of Service for Cause, all Non-Qualified Stock Options granted to a Participant that have not been exercised shall expire and be forfeited.

(ii) Upon the Termination of Service for reason of death, Disability or Retirement, all Non-Qualified Stock Options granted to a Participant shall become immediately vested and exercisable, whether or not exercisable, at the date of Termination of Service. Non-Qualified Stock Options may be exercised for the remaining unexpired term of the Non-Qualified Stock Option.

(iii) Upon a Participant’s Termination of Service for any reason other than due to death, Disability, Retirement or Cause, all Non-Qualified Stock Options granted to a Participant shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of Termination of Service and may be exercised for a period of three months following such Termination of Service. Any Non-Qualified Stock Options not exercisable by the Participant at the date of Termination of Service shall expire and be forfeited.

(d) Transferability. Except as provided for hereunder, no Non-Qualified Stock Option granted under the Plan will be assignable or transferable by a Participant, and any attempted disposition thereof shall be null and void and of no effect. Nothing contained herein shall be deemed to prevent transfers by will or by the applicable laws of descent and distribution.

Section 7. Incentive Stock Options

7.1 Stock Options. Subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee may provide with respect to such Award and as evidenced in the Award Agreement, the Committee may grant Incentive Stock Options to Management Officials who are Employees of the Company. Any Incentive Stock Options granted under this plan will be subject to the following terms and conditions:

(a) Exercise Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant. However, if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Common Stock, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant. Shares may be purchased only upon payment of the full purchase price.

(b) Amounts of Options. Incentive Stock Options may be granted to any Management Official who is an Employee of the Company in such amounts as determined by the Committee. In the case of an Option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option first becomes exercisable) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000. The provisions of this Section 7.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an Award is in excess of such limit, it shall be deemed a Non-Qualified Stock Option. The Committee shall have discretion to re-designate Options granted as Incentive Stock Options as Non-Qualified Stock Options.

(c) Terms of Options. The term during which each Incentive Stock Option may be exercised will be determined by the Committee in the Award Agreement, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant. If at the time an Incentive Stock Option is granted to an Employee, the Employee owns Common Stock representing more than ten percent (10%) of the total combined voting power of the Company (or, under Section 422(d) of the Code, is deemed to own Common Stock representing more than ten percent (10%) of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such Employee, or by or for any corporation, partnership, estate or trust of which such Employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five (5) years from the date of grant.

(d) Termination of Service. The Committee, in the Award Agreement, may establish the effect of Termination of Service on the continuing rights and benefits available under an Award of Incentive Stock Options. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award of Incentive Stock Options granted under the Plan;

(i) In the event of a Termination of Service for Cause, all Incentive Stock Options granted to a Participant that have not been exercised shall expire and be forfeited.

(ii) Upon the Termination of Service for reason of death, Disability or Retirement, all Non-Qualified Stock Options granted to a Participant shall become immediately vested and exercisable, whether or not exercisable, at the date of Termination of Service. Incentive Stock Options may be exercised for a period of three months following Termination of Service due to death Disability or Retirement or the remaining unexpired term of the Incentive Stock Option, if less.

(iii) Upon a Participant’s Termination of Service for any reason other than due to death, Disability, Retirement or Cause, all Incentive Stock Options granted to a Participant shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of Termination of Service and may be exercised for a period of three months following such Termination of Service. Any Incentive Stock Options not exercisable by the Participant at the date of Termination of Service shall expire and be forfeited.

(e) Transferability. Except as provided for hereunder, no Incentive Stock Option granted under the Plan will be assignable or transferable by a Participant, and any attempted disposition thereof shall be null and void and of no effect. Nothing contained herein shall be deemed to prevent transfers by will or by the applicable laws of descent and distribution.

(f) Compliance with Code. The Options granted under this Section 7 of the Plan are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any Option as an Incentive Stock Option within the meaning of Section 422 of the Code. A Participant shall notify the Committee in writing in the event that he disposes of Common Stock acquired upon exercise of an Incentive Stock Option within the two-year period following the date the Incentive Stock Option was granted or within the one-year period following the date he received Common Stock upon the exercise of an Incentive Stock Option and shall comply with any other requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it will be entitled in such event under the Code.

Section 8. Restricted Stock

8.1 Grant of Restricted Stock Awards.

(a) Grants. Subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee may provide with respect to such Award and as evidenced in the Award Agreement, the Committee may grant Restricted Stock Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to require forfeiture of such shares from the Participant in the event that conditions specified by the Committee in the applicable Restricted Stock Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Restricted Award. During the restricted period, shares constituting a Restricted Stock Award may not be transferred, although a Participant shall be entitled to exercise other indicia of ownership, including the right to vote such shares and receive any dividends declared on such shares.

(b) Terms and Conditions. Subject to Section 8.2, the Committee shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for forfeiture.

(c) Stock Certificates. The Company may cause shares issued as part of a Restricted Stock Award to be issued in either book entry form or certificated form. Shares issued in book entry form will be maintained in an account at the Company’s transfer agent, and only released to a Participant upon satisfaction of any required restrictions. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Committee, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

8.2 Distribution of Restricted Stock Awards.

(a) Restricted Stock Awards shall not be distributed and the restrictions pertaining to such Award shall not expire earlier than:

(i) upon the completion or satisfaction of the conditions specified in the Award Agreement;

(ii) a Participant's Termination of Service;

(iii) a date a Participant becomes Disabled;

(iv) upon the death of a Participant

(v) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as described in Section 11(c) or, if in conflict therewith, to the extent necessary, by the Secretary of Treasury under regulations issued under Code section 409A; or

(vi) upon the occurrence of an Unforeseeable Emergency.

(b) A payment of a Participant’s vested interest in a Restricted Stock Award may, in the discretion of the Committee, be made in the event of a Participant’s Disability, upon the occurrence of a Change-in-Control or Unforeseeable Emergency. Payments in settlement of a Participant’s vested interest in a Restricted Stock Award shall be made as soon as practicable after such occurrence or after the Participant otherwise vests in such award. For the purposes of section 409A of the Code, the entitlement to a series of installment payments will be treated as the entitlement to a single payment.

(c) Other provisions of the Plan notwithstanding, if, upon the written application of a Participant, the Committee determines that the Participant has an Unforeseeable Emergency, the Committee may, in its sole discretion, direct the payment to the Participant of all or a portion of the balance of his or her vested interest in a Restricted Stock Award in a lump sum payment, provided that any such withdrawal shall be limited by the Committee to the amount reasonably necessary to meet the Unforeseeable Emergency, including amounts needed to pay any income taxes or penalties reasonably anticipated to result from the payment. No payment may be made to the extent that such Unforeseeable Emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets or to the extent the liquidation of such assets would not cause severe financial hardship.

Section 9. Performance Units

9.1 Authority of Committee.

Subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee may provide with respect to such Award and as evidenced in the Award Agreement, the Committee may determine; (i)the Participants who shall receive Performance Units and the number of Units awarded for each Performance Cycle; and (ii)the duration of each Performance Cycle; and the value of or valuation methodology for each Performance Unit. Performance Units may be denominated in fixed or variable dollar amounts, or may be made equal to one or more shares of Common Stock. There may be more than one Performance Cycle in existence at any one time, and the duration of such Performance Cycles may differ, as determined by the Committee. Any Performance Units granted under this Plan will be subject to the following terms and conditions:

9.2 Performance Goals.

The Committee shall establish Performance Goals for each Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Bank or Company and changes in applicable tax laws or accounting principles; provided however, that no such adjustment shall be made with respect to Awards intended by the Committee to qualify as exempt under Code Section 162(m) if such adjustment would result in the loss of such exemption.

9.3 Terms and Conditions.

The Committee shall determine the number of Performance Units that have been earned on the basis of the Company's performance in relation to the established Performance Goals. Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Performance Cycle. Payment for Performance Units shall be in cash or shares of Common Stock, in such proportions as the Committee shall determine.

9.4 Termination.

A Participant must be a Management Official at the end of a Performance Cycle to receive any payment of Performance Units in respect of such Cycle; provided, however, that in the event a Participant ceases to be a Management Official with the Committee’s consent before the end of such Cycle, or upon the occurrence of a Participant's death or Disability prior to the end of such Cycle, the Committee, in its discretion and after taking into consideration the performance of such Participant and the performance of the Company during the Cycle, may authorize payment to such Participant (or the Participant's legal representative) of all or a portion of the Performance Units deemed by the Committee to have been earned by the Participant through the Termination of Service.

Section 10. Deferred Stock

10.1 Awards of Deferred Stock.

Subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee may provide with respect to such Award and as evidenced in the Award Agreement, the Committee may grant Deferred Stock to Participants. Any Deferred Stock granted under this Plan will be subject to the following terms and conditions:

10.2 Awards and Restrictions.

Issuance of Stock will occur upon expiration of the deferral period, which shall not be less than as set forth in Section 12(a), specified for an Award of Deferred Stock by the Committee at the time of such Award (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions, risk of forfeiture and other terms, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

10.3 Forfeiture.

Except as otherwise determined by the Committee, upon a Participant’s Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes. Deferred Stock subject to a risk of forfeiture may be called “restricted stock units” or otherwise designated by the Committee.

10.4 Dividend Accruals.

Cash or stock dividends on the specified number of shares of Stock covered by an Award of Deferred Stock shall be deferred with respect to such Deferred Stock, either as a cash deferral or as additional shares of Restricted Stock, if related to a stock dividend, until the end of the deferral period applicable to the Deferred Stock on which the dividend was paid.

Section 11. Extension

The Committee may, in its sole discretion, extend the dates during which all or any particular Option or Options granted under the Plan may be exercised; provided, however, that no such extension will be permitted if it would cause Non-Qualified Stock Options or Incentive Stock Options issued under the Plan to fail to comply with Section 409A or 422 of the Code. An election to defer the lapse of restrictions with respect to any Restricted Stock Award shall not take effect until at least twelve (12) months after the date on which the election is made and in the event that an election to defer the lapse of restrictions is made other than in the event of death, Disability or the occurrence of an Unforeseeable Emergency, payment of such Award must be deferred for a period of not less than five (5) years from the date that restrictions would have otherwise lapsed. Nothing contained in this provision, or elsewhere in this Plan, shall be construed as to provide the Committee with authority to change the exercise price of any Award, other than in connection with any adjustment as provided for under Section 5(b), or any such changes as may be approved by the Company’s shareholders.

Section 12. General Provisions Applicable to Awards

(a) Any Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. A copy of the Award Agreement, in any medium chosen by the Committee shall be provided (or made available electronically) to the Participant. Notwithstanding the foregoing, each Award shall be subject to a vesting requirement (or, in the case of Deferred Stock, a deferral period) of not less than one year.

(b) Any Award may be granted alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

(c) In the event of a consolidation, reorganization, merger or sale of all or substantially all of the assets of the Company, in each case in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Committee will provide for any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the Participants, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised (to the extent then exercisable) by the Participant within a specified period following the date of such notice, (iii) make or provide for a cash payment to the Participants equal to the difference between (A) the value of the consideration to be received by shareholder of the Company in the transaction (the “Merger Price”) times the number of shares of Common Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the forfeiture of such Options, or (iv) provide that all or any outstanding Awards shall become exercisable in full, or that the restrictions on such Awards shall lapse, immediately prior to such event.

(d) For purposes of the Plan, the following events shall not be deemed a Termination of Service of a Participant:

(i) a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another, or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

(e) The Committee may at any time, amend, modify or terminate the Plan or any outstanding Award held by a Participant, including substituting therefore another Award of the same or a different type or changing the date of exercise or realization, provided that the Participant's consent to each action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, and further provided that no amendment increasing the number of shares subject to the Plan or decreasing the exercise price for any Option provided for under the Plan may be effectuated without the approval of the shareholders of the Company; provided, however, that no such amendment or modification will be effective if such amendment or modification would cause the Plan to fail to comply with the requirements of Rule 16b-3 under the Act or any successor or replacement regulation. Notwithstanding the foregoing, the Committee shall not reprice, adjust or amend the exercise price of any Award previously awarded to any Participant, directly or indirectly, whether through amendment, cancellation and replacement grant, or any other means, nor shall the Committee have any authority to take such action with respect to any Award if any such amendment would cause the Award to fail to comply with or be exempt from Section 409A.

(f) The Committee may, in its sole discretion, terminate the Plan (in whole or in part) with respect to one or more Participants and distribute to such affected Participants their vested interest in any Restricted Stock Award in a lump sum as soon as reasonably practicable following such termination, but if, and only if, (i) all nonqualified defined contribution deferred compensation plans maintained by the Company and its Affiliates are terminated, (ii) no payments other than payments that would be payable under the terms of the Plan if the termination had not occurred are made within twelve (12) months of the termination of the Plan, (iii) all payments of the vested interest in Restricted Stock Awards are made within twenty-four (24) months of the termination of the Plan, and (iv) the Company acknowledges to the Participants that it will not adopt any new nonqualified defined contribution deferred compensation plans at any time within five (5) years following the date of the termination of the Plan.

(g) Tax Withholding.

(i) The Company shall have the right to deduct from any and all Awards made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow, or to make any payment in cash under the Plan until the Company’s tax withholding obligations have been satisfied by the Participant.

(ii) The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

Section 13. Miscellaneous

(a) No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or service on the Company's Board. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements.

(c) Subject to the provisions of the applicable Award, no Participant shall have any rights as a shareholder (including, without limitation, any rights to receive dividends, or non-cash distributions with respect to such shares) with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

(d) Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

(e) No member of the Committee shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Committee be liable for any Award Agreement issued pursuant to this Plan or any grants under it. Each member of the Committee shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

(f) Awards may not be granted under the Plan more than ten (10) years after approval of the Plan by the Company's shareholders, but then outstanding Awards may extend beyond such date.

(g) To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of New Jersey.

(h) A Participant in the Plan shall have no right to receive payment (in any form) with respect to his or her Restricted Stock Award until legal and contractual obligations of the Company relating to establishment of the Plan and the making of such payments shall have been complied with in full. In addition, the Company shall impose such restrictions on stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of any stock exchange or automated quotation system upon which the stock is then listed or quoted, any applicable state securities laws, any provision of the Company’s certificate of incorporation or bylaws, or any other law, regulation, or binding contract to which the Company is a party.

(i) In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”.

The captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

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Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Unity Bancorp Inc. Shareholder Meeting to be Held on April 27, 2023

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Step 1: Go to **www.investorvote.com/UNTY**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 17, 2023 to facilitate timely delivery.

2 N O T

03QZ6C

Shareholder Meeting Notice

Unity Bancorp Inc.'s Annual Meeting of Shareholders will be held on Thursday, April 27, 2023, 8:30 A.M. local time, virtually via the internet at meetnow.global/M2TQQQW.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2:

1. Election of Directors:
   01 - Wayne Courtright
   02 - David D. Dallas
   03 - Robert H. Dallas, II
   04 - Peter E. Maricondo
2. The adoption of the Company's 2023 Equity Compensation Plan.
3. In their discretion, such other business as may properly come before the meeting or any adjournment thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.investorvote.com/UNTY**

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Unity Bancorp Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by April 17, 2023.

UNITY BANCORP INC VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/UNTY** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/UNTY

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Wayne Courtright	☐	☐	02 - David D. Dallas	☐	☐	03 - Robert H. Dallas, II	☐	☐
04 - Peter E. Maricondo	☐	☐						

	For	Against	Abstain
2. The adoption of the Company's 2023 Equity Compensation Plan.	☐	☐	☐

3. In their discretion, such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X

03QXUD

The 2023 Annual Meeting of Shareholders of Unity Bancorp will be held on Thursday, April 27, 2023, 8:30 A.M. local time, virtually via the internet at meetnow.global/M2TQQQW.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.investorvote.com/UNTY

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/UNTY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

UNITY BANCORP INC

Unity Bancorp Inc.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 27, 2023

James A. Hughes & George Boyan are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Unity Bancorp Inc. to be held on April 27, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR the election of the Board of Directors and FOR item 2.

In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

UNITY BANCORP INC VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Wayne Courtright	☐	☐	02 - David D. Dallas	☐	☐	03 - Robert H. Dallas, II	☐	☐
04 - Peter E. Maricondo	☐	☐						

	For	Against	Abstain
2. The adoption of the Company's 2023 Equity Compensation Plan.	☐	☐	☐

3. In their discretion, such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03QXVD

The 2023 Annual Meeting of Shareholders of Unity Bancorp will be held on Thursday, April 27, 2023, 8:30 A.M. local time, virtually via the internet at meetnow.global/M2TQQQW.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.investorvote.com/UNTY

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/UNTY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

UNITY BANCORP INC

Unity Bancorp Inc.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 27, 2023

James A. Hughes & George Boyan are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Unity Bancorp Inc. to be held on April 27, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR the election of the Board of Directors and FOR item 2.

In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)